Exhibit 10.45

INTERCONNECTION AGREEMENT
Dated as of November 1, 2000

by and between

VERIZON RHODE ISLAND

F/k/a BELL ATLANTIC - RHODE ISLAND

and

Level 3 Communications, LLC

11.0 UNBUNDLED ACCESS	18

11.1 BA’s PROVISION OF NETWORK ELEMENTS	18
11.2 LOOP TRANSMISSION TYPES	18
11.3 NETWORK INTERFACE DEVICE	23
11.4 UNBUNDLED SWITCHING ELEMENTS	24
11.5 INTEROFFICE TRANSMISSION FACILITIES	24
11.6 OPERATIONS SUPPORT SYSTEMS	24
11.7 LIMITATIONS ON UNBUNDLED ACCESS	25
11.8 AVAILABILITY OF OTHER NETWORK ELEMENTS ON AN UNBUNDLED BASIS	26
11.9 PROVISIONING OF LOOPS	27
11.10 MAINTENANCE OF LOOPS	28
11.11 COMBINATIONS OF NETWORK ELEMENTS	29

12.0 RESALE - SECTIONS 251(C)(4) AND 251(B)(1)	29

12.1 AVAILABILITY OF RETAIL RATES FOR RESALE	29
122 AVAILABILITY OF WHOLESALE RATES FOR RESALE	29
12.3 AVAILABILITY OF SUPPORT SERVICES AND BRANDING FOR RESALE	29
12.4 ADDITIONAL TERMS GOVERNING RESALE AND USE OF BA SERVICES	30

13.0 COLLOCATION - SECTION 251(C)(6)	30

14.0 NUMBER PORTABILITY - SECTION 251(B)(2)	33

14.1 SCOPE	33
14.2 PROCEDURES FOR PROVIDING LNP (“LONG-TERM NUMBER PORTABILITY”)	33
14.3 PROCEDURES FOR PROVIDING NP THROUGH FULL NXX CODE MIGRATION	34

15.0 DIALING PARITY - SECTION 251(B)(3)	35

16.0 ACCESS TO RIGHTS-OF-WAY - SECTION 251(B)(4)	35

17.0 NOT ADOPTED	35

18.0 COORDINATED SERVICE ARRANGEMENTS	36

18.1 INTERCEPT AND REFERRAL ANNOUNCEMENTS	36
18.2 COORDINATED REPAIR CALLS	36
18.3 CUSTOMER AUTHORIZATION	36

19.0 NOT ADOPTED	37

20.0 RATES AND CHARGES; ASSURANCE OF PAYMENT	38

21.0 INSURANCE	39

22.0 TERM AND TERMINATION	40

23.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	42

24.0 INDEMNIFICATION	42

25.0 LIMITATION OF LIABILITY	43

26.0 PERFORMANCE STANDARDS FOR SPECIFIED ACTIVITIES	44

26.0 PERFORMANCE STANDARDS FOR SPECIFIED ACTIVITIES	44

27.0 COMPLIANCE WITH LAWS; REGULATORY APPROVAL	45

28.0 MISCELLANEOUS	45

LIST OF SCHEDULES AND EXHIBITS

Schedules

Schedule 4.0	Network Interconnection Schedule
Schedule 4.2	Interconnection Points for Different Types of Traffic
Schedule 5.6	Applicable Factors
Schedule 6.3	Rate Elements Under Meet Point Billing
Schedule 11.3	Access to Network Interface Device
Schedule 11.4	Unbundled Switching Elements
Schedule 12.3	Support Services for Resale

Exhibits

Exhibit A	Detailed Schedule of Itemized Charges
Exhibit B	Network Element Bona Fide Request

INTERCONNECTION AGREEMENT

          This Interconnection Agreement (“Agreement”) is effective as of the l day of November, 2000 (the “Effective Date”), by and between Verizon Rhode Island f/k/a Bell Atlantic — Rhode Island, (“BA”), a New York corporation, and Level 3 Communications, LLC (“Level 3”), a Delaware limited liability company with offices at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 (each of BA and Level 3 being, individually, a “Party” and, collectively, the “Parties”).

          WHEREAS the Parties want to interconnect their networks at mutually agreed upon Points of Interconnection to provide Telephone Exchange Services, Switched Exchange Access Services and other Telecommunications Services (all as defined below) to their respective Customers;

          WHEREAS Sections 251 and 252 of the Communications Act of 1934 as amended by the Telecommunications Act of 1996 (the “Act”) have specific requirements for Interconnection, unbundled Network Elements and resale service, and the Parties intend that this Agreement meet these requirements;

          WHEREAS the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Act; and

          WHEREAS the Parties substantially completed negotiation of this Agreement (including, without limitation, the network architecture and provisions herein) prior to June 30, 2000.

          NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Level 3 and BA hereby agree as follows:

1.0 DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings specified below in this Section 1. All capitalized terms used but not defined herein shall have the meanings set forth in the Act.

          1.1 “Act” means the Communications Act of 1934 (47 U.S.C. § 151 et. seq.), as from time to time amended (including, without limitation by the Telecommunications Act of 1996) and interpreted in the duly authorized rules and regulations of the FCC or the Commission.

          1.2 “ADSL” or “Asymmetrical Digital Subscriber Line” means a transmission technology which transmits an asymmetrical digital signal of up to 6 Mbps to the Customer and up to 640 kbps from the Customer.

          1.3 “Agreement” means this Interconnection Agreement, including all Exhibits, Schedules, addenda and attachments referenced herein and/or appended hereto.

          1.4 “Ancillary Traffic” means all traffic that is destined for ancillary services, or that may have special billing requirements, including but not limited to the following: BLV/BLVI, Directory Assistance, 911/E911, Operator Services (IntraLATA call completion), IntraLATA third party, collect and calling card, 800/888 database query, LIDB and information services requiring special billing as described in Section 7.1.

          1.5 “ANI” or “Automatic Number Identification” means a signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party-

          1.6 “Applicable Law” means all laws, regulations and orders applicable to each Party’s performance of its obligations hereunder.

          1.7 “BFR” or “Bona Fide Request” means the process described in Exhibit B that prescribes the terms and conditions relating to Level 3’s request that BA provide an unbundled Network Element that it does not currently provide under the terms of this Agreement.

          1.8 “Busy Line Verification” or “BLV” means an operator request for a status check on the line of a called party. The request is made by one Party’s operator to an operator of the other Party. The verification of the status check is provided to the requesting operator.

          1.9 “Busy Line Verification and Interrupt” or “BLVI” means a service that may be requested and provided when BLV has determined that a line is busy due to an ongoing call. BLVI is an operator interruption of that ongoing call to inform the called party that a calling party is seeking to complete his or her call to the called party.

          1.10 “CCS” or “Common Channel Signaling” means a method of transmitting call set-up and network control data over a digital signaling network separate from the public switched telephone network facilities that carry the actual voice or data content of the call. “557” means the common channel out of band signaling protocol developed by the Consultative Committee for International Telephone and Telegraph (“CCITT”) and the American National Standards Institute (“ANSI”). BA and Level 3 currently utilize this out-of-band signaling protocol. “CCSAC” or “CCSAS” means the Common Channel Signaling access connection or access service, respectively, which connects one Party’s signaling point of Interconnection (“SPOI”) to the other Party’s Signaling Transfer Point for the exchange of S57 messages.

          1.11 “Central Office” means a local switching system for connecting lines to lines, lines to trunks, or trunks to trunks for the purpose of originating/terminating calls over the public switched telephone network. A single Central Office may handle several Central Office codes (“NXXs”). Sometimes this term is used to refer to a telephone company building in which switching systems and telephone equipment are installed.

          1.12 “Central Office Switch” means a switch used to provide Telecommunications Services, including, but not limited to an End Office Switch or a Tandem Switch. A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

          1.13 “CLASS Features” means certain CCS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification; and future CCS-based offerings.

          1.14 “Collocation” means an arrangement in which the equipment of one Party (the “Collocating Party”) is installed and maintained at the premises of the second Party (the “Housing Party”) for the purpose of Interconnection with or access to the unbundled Network Elements of the Housing Party; provided, however, that Level 3 shall not be required to provide Collocation to BA for the purpose of access to unbundled Network Elements, unless so required under Applicable Law.

          1.15 “Commission” means the means the Rhode Island Public Utilities Commission.

          1.16 “Compensable Internet Traffic” language NOT ADOPTED

          1.17 “CLEC” or “Competitive Local Exchange Carrier” means any Local Exchange Carrier other than BA that is operating as such in BA’s certificated territory in Rhode Island

          1.18 “CPN” or “Calling Party Number” is a Common Channel Signaling (“CCS”) parameter which identifies the calling party’s telephone number.

          1.19 “Cross Connection” means a jumper cable or similar connection provided in connection with a Collocation arrangement at the digital signal cross connect, Main Distribution

Frame or other suitable frame or panel between (i) the Collocating Party’s equipment and (ii) the equipment or facilities of the Housing Party (see definition of “Collocation”).

          1.20 “Customer” means a third party residence or business end user subscriber to Telephone Exchange Services provided by either of the Parties.

          1.21 “Digital Signal Level” means one of several transmission rates in the time-division multiplex hierarchy.

          1.22 “Digital Signal Level 0” or “DSO” means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

          1.23 “Digital Signal Level 1” or “DS1” means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy.

          1.24 “Digital Signal Level 3” or “DS3” means the 44.736 Mbps third-level signal in the time-division multiplex hierarchy.

          1.25 “End Office Switch” or “End Office” is a switching entity that is used to terminate Customer station Loops for the purpose of interconnection to each other and to trunks.

          1.26 “Entrance Facility” means the facility between a Party’s designated premises and the Central Office serving that designated premises.

          1.27 “Exchange Message Interface” or “EMI” means the standard used for exchange of Telecommunications message information among Telecommunications Carriers for billable, non-billable, sample, settlement and study data. EMI format is contained in document SR-320 published by the Alliance for Telecom Industry Solutions.

          1.28 “FCC” means the Federal Communications Commission.

          1.29 “FCC Regulations” means the regulations duly and lawfully promulgated by the FCC, as in effect from time to time.

          1.30 “HDSL” or “High-Bit Rate Digital Subscriber Line” means a transmission technology which transmits up to a DS 1 — level signal, using any one of the following line codes: 2 Binary/1 Quartenary (“2B1Q”), Carrierless AM/PM, Discrete Multitone (“DMT”), or 3 Binary/1 Octel (“3B0”).

          1.31 “Independent Telephone Company” or “ITC” means any entity other than BA which, with respect to its operations within Rhode Island, is an Incumbent Local Exchange Carrier.

          1.32 “Information Services Traffic” means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party’s information services platform (e.g., 976).

          1.33 “Inside Wire” or “Inside Wiring” means all wire, cable, terminals, hardware and other equipment or materials on the Customer’s side of the Rate Demarcation Point.

          1.34 “Integrated Digital Loop Carrier” or “IDLC” means a subscriber loop carrier system which integrates within the switch at a DS1 level that is twenty-four (24) loop transmission paths combined into a 1.544 Mbps digital signal.

          1.35 “Integrated Services Digital Network’ or “ISDN” means a switched network service providing end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (“BRI-ISDN”) provides for digital transmission of two 64 kbps bearer channels and one 16 kbps data and signaling channel (2B+D). Primary Rate Interface-ISDN (“PRI-ISDN”) provides for digital transmission of twenty three (23) 64 kbps bearer channels and one (1) 64 kbps data and signaling channel (23 B+D).

          1.36 “Intercarrier Compensation” language NOT ADOPTED

          1.37 “Interexchange Carrier” or “DCC” means a carrier that provides, directly or indirectly, InterLATA or intraLATA Telephone Toll Services.

          1.38 “Interim Number Portability” or “INP” means the use of existing and available call routing, forwarding, and addressing capabilities (.g. remote call forwarding) to enable a Customer to receive Telephone Exchange Service provided by any Local Exchange Carrier operating within the exchange area with which the Customer’s telephone number(s) is associated, without having to change the telephone number presently assigned to the Customer and regardless of whether the Customer’s chosen Local Exchange Carrier is the carrier that originally assigned the number to the Customer.

          1.39 “Internet Traffic” means any traffic that is transmitted to or returned from the Internet at any point during the duration of the transmission.

          1.40 “IP” or “Interconnection Point” means the point at which a Party who receives traffic originating on the network of the other Party assesses charges for the further transport and termination of that traffic.

          1.41 “Line Side” means an End Office Switch connection that provides transmission, switching and optional features suitable for Customer connection to the public switched network, including loop start supervision, ground start supervision, and signaling for BRI-ISDN service.

          1.42 “Local Traffic” means traffic that is originated by a Customer of one Party on that Party’s network and terminates to a Customer of the other Party on that other Party’s network within a given local calling area or expanded area service (“EAS”) area, as defined in BA’s effective Customer Tariffs. Local Traffic does not include any Internet Traffic.

          1.43 “Loop” (and any like term) means a transmission path that extends from a Main Distribution Frame, DSX-panel, or functionally comparable piece of equipment in a Customer’s serving End Office to the Rate Demarcation Point (or Network Interface Device (“NID”) if installed) in or at the Customer’s premises. The actual transmission facilities used to provide a Loop may utilize any of several technologies.

          1.44 “Main Distribution Frame” or “MDF” means the primary point at which outside plant facilities terminate within a Wire Center, for Interconnection to other Telecommunications facilities within the Wire Center.

          1.45 “MECAB” means the Multiple Exchange Carrier Access Billing (“MECAB”) document prepared by the Billing Committee of the Ordering and Billing Forum (“OBF”), which functions under the auspices of the Carrier Liaison Committee (“CLC”) of the Alliance for Telecommunications Industry Solutions (“ATIS”). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of an Exchange Access service provided by two or more LECs, or by one LEC in two or more states, within a single LATA.

          1.46 “MECOD” means the Multiple Exchange Carriers Ordering and Design (“MECOD”) Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of OBF. The MECOD document, published by Bellcore as Special Report SR-STS-002643, establishes methods for processing orders for Exchange Access service which is to be provided by two or more LECs.

          1.47 “Meet-Point Billing” or “MPB” means an arrangement whereby two or more LECs jointly provide to a third party (e.g., an Interexchange Carrier) the transport element of a Switched Exchange Access Service to one of the LECs’ End Office Switches. Each LEC receives an appropriate share of the transport element revenues as defined by their effective Exchange Access tariffs.

          1.48 “Meet Point Billing Traffic” means traffic that is subject to an effective Meet-Point Billing arrangement.

          1.49 “Mid-Span Fiber Meet” means an Interconnection architecture whereby two carriers’ transmission facilities meet at a mutually agreed-upon Point of Interconnection (“POI”), limited by technical feasibility and the availability of facilities, utilizing a fiber hand-off and, at the delivering carrier’s option, may interface with such carrier’s collocated equipment to gain access to unbundled Network Elements.

          1.50 “Network Interface Device” or “NID” means an interface provided by a telecommunications carrier, including all features, functions and capabilities of such interface, and terminating such carrier’s telecommunications network on the property where a Customer’s service is located at a point determined by such carrier. The NID contains an FCC Part 68 registered jack from which Inside Wire may be connected to BA’s network.

          1.51 “North American Numbering Plan” or “NANP” means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

          1.52 “Numbering Plan Area” or “NPA” is also sometimes referred to as an area code. There are two general categories of NPAs, “Geographic NPAs” and “Non-Geographic NPAs.” A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a “Service Access Code” or “SAC Code,” is typically associated with a specialized Telecommunications Service which may be provided across multiple geographic NPA areas; 800, 900, 700, 500 and 888 are examples of Non-Geographic NPAs.

          1.53 “NXX,” “NXX Code,” or “End Office Code” means the three digit switch entity indicator (i.e., the first three digits of a seven digit telephone number).

          1.54 “Percent Interstate Usage” or “PIU” is a factor that distinguishes the interstate portion of minutes from the intrastate portion of minutes of traffic exchanged via Traffic Exchange Trunks. PIU is a whole number developed through consideration of every call in which the calling and called party are not located within the LATA. PIU is the first such factor applied to traffic for jurisdictional separation of traffic.

          1.55 “Percent Local Usage” or “PLU” is a factor that distinguishes the intraLATA, intrastate portion of minutes from the interLATA, intrastate portion of minutes of traffic exchanged via Traffic Exchange Trunks. PLU is a whole number developed through consideration of every call in which the calling and called party are located within the same Rate Center Area. The PLU factor is applied to traffic only after the NU factor has been applied for jurisdictional separation of traffic.

          1.56 “Physical Collocation” has the meaning set forth therefor under Applicable Law.

          1.57 “Port Element” or “Port” means a line card (or equivalent) and associated peripheral equipment on an End Office Switch which interconnects individual Loops or individual Customer trunks with the switching components of an End Office Switch and the associated switching functionality in that End Office Switch. Each Port is typically associated with one (or more) telephone number(s) which serves as the Customer’s network address. The Port Element is part of the provision of unbundled local Switching Element.

          1.58 “Point of Interconnection” or “POI” means the physical location where the originating Party’s facilities physically interconnect with the terminating Party’s facilities for the purpose of exchanging traffic.

          1.59 “Rate Center Area” or “Exchange Area” means the geographic area that has been identified by a given LEC as being associated with a particular NPA-NXX code assigned to the LEC for its provision of Telephone Exchange Services. The Rate Center Area is the exclusive geographic area which the LEC has identified as the area within which it will provide Telephone Exchange Services bearing the particular NPA-NXX designation associated with the specific Rate Center Area.

          1.60 “Rate Center Point” means a specific geographic point, defined by a V&H coordinate, located within the Rate Center Area and used to measure distance for the purpose of billing Customers for distance-sensitive Telephone Exchange Services and Toll Traffic.

          1.61 “Rate Demarcation Point” means the Minimum Point of Entry (“MPOE”) of the property or premises where the Customer’s service is located as determined by BA. This point is where network access recurring charges and BA responsibility stop and beyond which Customer responsibility begins.

          1.62 “Rating Point” or “Routing Point” means a specific geographic point identified by a specific V&H coordinate. The Rating Point is used to route inbound traffic to specified NPA-NXXs and to calculate mileage measurements for distance-sensitive transport charges of switched access services. Pursuant to Bellcore Practice BR-795-100-100, the Rating Point may be an End Office location or a “LEC Consortium Point of Interconnection.” Pursuant to that same Bellcore Practice, examples of the latter shall be designated by a common language location identifier (“CLLI”) code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Rating Point/Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, the Rating Point/Routing Point associated with each NPA-NXX need not be the same as the corresponding Rate Center Point, nor must it be located within the corresponding Rate Center Area, nor must there be a unique and separate Rating Point corresponding to each unique and separate Rate Center Area.

          1.63 “Service Control Point” or “SCP” means the node in the Common Channel Signaling network to which informational requests for service handling, such as routing, are directed and processed. The SCP is a real time database system that, based on a query from a service switching point (“SSP”) and via a Signaling Transfer Point, performs subscriber or application-specific service logic, and then sends instructions back to the SSP on how to continue call processing.

          1.64 “Signaling Transfer Point” or “STP” means a specialized switch that provides SS7 network access and performs 557 message routing and screening.

          1.65 “Switched Access Detail Usage Data” means a category l 101NX record as defined in the EMR Bellcore Practice BR-010-200-010.

          1.66 “Switched Access Summary Usage Data” means a category 1150NX record as defined in the EMR Bellcore Practice BR-010-200-010.

          1.67 “Switched Exchange Access Service” means the offering of transmission and switching services for the purpose of the origination or termination of Telephone Toll Service Traffic. Switched Exchange Access Services include but may not be limited to: Feature Group A, Feature Group B, Feature Group D, 700 access, 800 access, 888 access and 900 access.

          1.68 “Switching Element” is the unbundled Network Element that provides a CLEC the ability to use switching functionality in a BA End Office switch, including all vertical services that are available on that switch, to provide Telephone Exchange Service to its end user Customer(s). The Switching Element is provisioned with a Port Element, which provides Line Side access to the Switching Element.

          1.69 “Tandem Switch” or “Tandem Office” or “Tandem” is a switching entity that has billing and recording capabilities and is used to connect and switch trunk circuits between and among End Office Switches and between and among End Office Switches and carriers’ aggregation points, points of termination, or points of presence, and to provide Switched Exchange Access Services.

          1.70 “Tandem Transit Traffic” or “Transit Traffic” means Telephone Exchange Service traffic that originates on Level 3’s network, and is transported through a BA Tandem to the Central Office of a CLEC, ITC, Commercial Mobile Radio Service (“CNIRS”) carrier, or other LEC, that subtends the relevant BA Tandem to which Level 3 delivers such traffic. Subtending Central Offices shall be determined in accordance with and as identified in the Local Exchange Routing Guide (“LERG”). Switched Exchange Access Service traffic is not Tandem Transit Traffic.

          1.71 “Tariff’ means any applicable federal or state Tariff of a Party, or standard agreement or other document that sets forth the generally available terms and conditions, each as may be amended by the Party from time to time, under which a Party offers a particular service, facility or arrangement.

          1.72 “Toll Traffic” means traffic that is originated by a Customer of one Party on that Party’s network and terminates to a Customer of the other Party on that Party’s network and is not Local Traffic or Ancillary Traffic. Toll Traffic may be either “IntraLATA Toll Traffic” or “InterLATA Toll Traffic,” depending on whether the originating and terminating points are within the same LATA.

          1.73 “Trunk Side” means a Central Office Switch connection that is capable of, and has been programmed to treat the circuit as, connecting to another switching entity another carrier’s network). Trunk Side connections offer those transmission and signaling features appropriate for the connection of switching entities.

          134 “Voice Grade” means either an analog signal of 300 to 3000 Hz or a digital signal of 56/64 kilobits per second. When referring to digital Voice Grade service (a 56/64 kbps channel), the terms “DS-0” or “sub-DS-1” may also be used.

          1.75 ‘Wire Center” means a building or portion thereof which serves as a Routing Point for Switched Exchange Access Service. The Wire Center serves as the premises for one or more Central Offices.

2.0 INTERPRETATION AND CONSTRUCTION

          2.1 All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of; and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including BA or other third party offerings, guides or practices), statute, regulation, governmental rule or Tariff is to such agreement, instrument, statute, regulation, or governmental rule or Tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, governmental rule or Tariff, to any successor provision).

          2.2 Each Party hereby incorporates by reference those provisions of its Tariffs that govern the provision of any of the services or facilities provided hereunder. Subject to the terms set forth in Section 20 regarding rates and charges, if any provision of this Agreement and an applicable Tariff cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this Agreement shall prevail. If any provision contained in this main body of the Agreement and any Schedule or Exhibit hereto cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this main body of the Agreement shall prevail. The fact that a condition, right, obligation, or other term appears in this Agreement but not in any such Tariff or in such Tariff but not in this Agreement, shall not be interpreted as, or be deemed grounds for finding, a conflict for purposes of this Section 2.

          2.3 This Agreement is intended as a successor to the Interconnection Agreement between the same Parties for Rhode Island. Any provision of this Agreement that requires or permits a Party to take certain actions (such as submitting service orders, installing facilities, or providing information) shall not be interpreted as requiring either Party to repeat actions that were already taken under the previous agreement, unless the requirements of this Agreement are inconsistent with the arrangements previously in place between the Parties; provided, however, that for the avoidance of any doubt, the foregoing shall not apply to (a) any new services, facilities, or Network Elements for which Level 3 submits an order, request, or application after the Effective Date, (b) nor to any pending (but not yet provisioned) services, facilities, or Network Elements for which Level 3 submits an order, request, or application after the Effective Date of this Agreement to modify or add to the pending (i.e., submitted by Level 3 prior to the Effective Date of this Agreement, but not yet fulfilled) order, request, or application, (c) nor to any existing services, facilities, or Network Elements for which Level 3 submits an order, request, or application after the Effective Date of this Agreement to modify the same. Rather, in the case of subsections (a), (b), and (c) directly above, any orders, requests, applications submitted by Level 3 after the Effective Date of this Agreement shall be governed by the rates, terms, and conditions of this Agreement. Whenever possible, services provided under the previous agreement shall be continued without interruption under the rates, terms, and conditions of this Agreement. Nothing in this Agreement is intended to extinguish any obligation of either Party to pay for services provided under the previous agreement but not yet billed or paid for, or any other obligation arising under the previous agreement that, by the terms of that agreement or by the nature of the obligation, survives the termination of that agreement.

3.0 SCOPE

          3.1 This Agreement sets forth the terms, conditions and pricing under which BA will offer and provide to Level 3 within each LATA in which BA operates within Rhode Island: (a) Interconnection and access to unbundled Network Elements and ancillary services for their respective use in providing Telephone Exchange Service; (b) resale of local Telecommunications Services; (c) services related to (a) and (b); and (d) the tends, conditions and pricing under which Level 3 will offer and provide Interconnection and related services to BA. As such, this Agreement is an integrated package that reflects a balancing of interests critical to the Parties. It will be submitted to the Commission, and the Parties will, refrain from requesting any action to change, suspend or otherwise delay implementation of the Agreement.

4.0 NOT ADOPTED

5.0 NOT ADOPTED

6.0 NOT ADOPTED

7.0 NOT ADOPTED

8.0 NUMBER RESOURCES, RATE CENTERS AND RATING POINTS

          8.1 Nothing in this Agreement shall be construed to limit or otherwise adversely affect in any mariner either Party’s right to employ or to request and be assigned any Central Office Codes (“NXX’) pursuant to the Central Office Code Assignment Guidelines and any relevant FCC or Commission orders, as may be amended from time to time, or to establish, by Tariff or otherwise, Rate Centers and Rating Points corresponding to such NXX codes.

          8.2 It shall be the responsibility of each Party to program and update its own switches and network systems in accordance with the Local Exchange Routing Guide (“LERG”) in order to recognize and route traffic to the other Party’s assigned N)0( codes at all times. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities, except as expressly set forth in this Agreement.

          8.3 Unless otherwise required by Commission order, the Rate Center Areas will be the same for each Party. During the term of this Agreement, Level 3 shall adopt the Rate Center Area and Rate Center Points that the Commission has approved for BA, in all areas where BA and Level 3 service areas overlap, and Level 3 shall assign whole NPA-N)0( codes to each Rate Center Area unless the LEC industry adopts alternative methods of utilizing NXXs in the manner adopted by the NANP.

          8.4 Level 3 will also designate a Routing Point for each assigned NXX code. Level 3 shall designate one location for each Rate Center Area as the Routing Point for the NPA-NXXs associated with that Area, and such Routing Point shall be within the same LATA as the Rate Center Area but not necessarily within the Rate Center Area itself

          8.5 Notwithstanding anything to the contrary contained herein, nothing in this Agreement is intended to, and nothing in this Agreement shall be construed to, in any way constrain Level 3’s choices regarding the size of the local calling area(s) that Level 3 may establish for its Customers, which local calling areas may be larger than, smaller than, or identical to, BA’s local calling areas.

9.0 NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES

          9.1 Cooperation

                    The Parties will work cooperatively to install and maintain a reliable network. Level 3 and BA will exchange appropriate information (.g., maintenance contact numbers, escalation procedures, network information, information required to comply with law enforcement and other security agencies of the Government) to achieve this desired reliability. In addition, the Parties will work cooperatively to apply sound network management principles to alleviate or to prevent congestion and to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

          9.2 Responsibility for Following Standards

                    Each Party recognizes a responsibility to follow the standards that may be agreed to between the Parties and to employ characteristics and methods of operation that will not interfere with or impair the service or any facilities of the other Party or any third parties connected with or involved directly in the network of the other.

          9.3 Repeated or Willful Interference or Impairment

          If Party A reasonably determines that the characteristics, facility or service or methods of operation used by Party B will or are likely to interfere with or impair Party A’s provision of services, Party A may interrupt or temporarily suspend any service or facilities provided to Party B that gives rise to or is likely to give rise to the interference or impairment, subject to the following:

                    9.3.1 Except in emergency situations (defined as those situations in which a Customer of Party A suffers significant service degradation or situations that pose injury or death to any person or damage to tangible property), Party A shall have given Party B at least thirty (30) days’ prior written notice of the interference or impairment or potential interference or impairment and the need to correct the condition within said time period; and,

                    9.3.2 Upon correction of the interference or impairment, Party A will promptly restore the temporarily suspended service or facility. During such period of suspension or interruption, there will be no compensation or credit allowance by Party A to Party B, unless it is shown that the suspension or interruption in service by Party A was unreasonable or unwarranted.

                    9.3.3 Either Party may, at any time, bring to the Commission a dispute arising out of any such interference or impairment, or potential interference or impairment.

          9.4 Outage Repair Standard

          In the event of an outage or trouble in any arrangement, facility, or service being provided by a Party hereunder, the providing Party will respond to the outage or trouble in a nondiscriminatory manner that treats the other Party in parity with the providing Party’s own end user Customers.

          9.5 Notice of Changes — Section 251(0(5)

          If a Party makes a-change in the information necessary for the transmission and routing of services using that Party’s network, or any other change in its network which it believes will materially affect the interoperability of its network with the other Party’s network, the Party making the change shall publish at least ninety (90) days -in advance of such change, and shall use reasonable efforts to publish at least one hundred eighty (180) days notice where practicable; provided, however, that if an earlier publication is required by the FCC’s or Commission’s rules, including, e.g., the Network Disclosure rules set forth in the FCC Regulations, the Party will comply with such rules.

10.0 NOT ADOPTED

11.0 UNBUNDLED ACCESS

          To the extent required by Applicable Law, and subject to the provisions of this Section 11.0 (including, without limitation, Section 11.7 hereof), BA shall offer to Level 3 nondiscriminatory access to Network Elements on an unbundled basis at any technically feasible point pursuant to, and in accordance with the terms and provisions of, this Agreement; provided, however, that BA shall not have any obligation to continue to provide such access with respect to any Network Element listed in Section 11.1 (or otherwise) that ceases to be subject to an unbundling obligation under Applicable Law; provided further that, if BA intends to cease provisioning a Network Element that it is no longer required by Applicable Law to provision, the Parties agree to work cooperatively to develop an orderly and efficient transition process for discontinuation of provisioning of such Network Element. Unless otherwise agreed to by the Parties (or required by Applicable Law), the transition period shall be at most three (3) months from the date that the FCC (or other applicable governmental entity of competent jurisdiction) issues (or issued) public notice that BA is not required to provision a particular Network Element. Level 3 may request renegotiation pursuant to Section 27.3 hereof to obtain from BA access to any Network Element not listed in Section 11.1 that is subject to a legally effective FCC or Commission order, and which BA makes available to requesting carriers under the Act; in such cases Level 3 shall not be required to use the Bona Fide Request Process to obtain nondiscriminatory access to such additional Network Element on an unbundled basis.

          11.1 BA’s Provision of Network Elements

Subject to Section 11.0, BA shall provide Level 3 access to the following:

11.1.1 Loops, as set forth in subsection 11.2;

11.1.2 Network Interface Device, as set forth in subsection 11.3;

11.1.3 Switching Elements, as set forth in subsection 11.4;

11.1.4 Interoffice Transmission Facilities, as set forth in subsection 11.5;

11.1.5 Signaling Links and Call-Related Databases, as set forth in Section 17;

11.1.6 Operations Support Systems, as set forth in subsection 11.6; and

11.1.7 such other Network Elements in accordance with subsection 11.8 below.

          11.2 Loop Transmission Types

          Subject to Section 11.0, BA shall allow Level 3 to access the following Loop types (in addition to those Loops available under applicable Tariffs) unbundled from local switching and local transport in accordance with the terms and conditions set forth in this Section 11.2.

                    11.2.1 “2-Wire Analog Voice Grade Loop” or “Analog 2W” provides an effective 2-wire channel with 2-wire interfaces at each end that is suitable for the transport of analog Voice Grade (nominal 300 to 3000 Hz) signals and loop-start signaling. The service is more fully described in Bell Atlantic TR-72565. If “Customer-Specified Signaling” is requested, the service will operate with one of the following signaling types that may be specified when the service is ordered: loop-start, ground-start, loop-reverse-battery, and no signaling. The service is more fully described in Bell Atlantic TR-72570.

                    11.2.2 “4-Wire Analog Voice Grade Loop” or “Analog 4W” provides an effective 4-wire channel with 4-wire interfaces at each end that is suitable for the transport of analog Voice Grade (nominal 300 to 3000 Hz) signals. The service will operate with one of the following signaling types that may be specified when the service is ordered: loop-start, ground-start, loop-reverse-battery, duplex, and no signaling. The service is more fully described in Bell Atlantic TR-72570.

                    11.2.3 “2-Wire ISDN Digital Grade Loop” or “BRI ISDN” provides a channel with 2-wire interfaces at each end that is suitable for the transport of 160 kbps digital services using the ISDN 2B1Q line code.

                    11.2.4 “2-Wire ADSL-Compatible Loop” or “ADSL 2W” provides a channel with 2-wire interfaces at each end that is suitable for the transport of digital signals up to 6 Mbps toward the Customer and up to 640 kbps from the Customer. BA will offer ADSL-Compatible Loops to Level 3 subject to BA’s rights and Level 3’s obligations under Applicable Law (including, without limitation, with respect to spectrum interference). In addition, ADSL-Compatible Loops will be available only where existing copper facilities can meet applicable industry standards.

                    11.2.5 “2-Wire HDSL-Compatible Loop” or “HDSL 2W” provides a channel with 2-wire interfaces at each end that is suitable for the transport of 784 kbps digital signals simultaneously in both directions using the 2B1Q line code. HDSL compatible Loops will be available only where existing copper facilities can meet the specifications.

                    11.2.6 “4-Wire HDSL-Compatible Loop” or “HDSL 4W” provides a channel with 4-wire interfaces at each end. Each 2-wire channel is suitable for the transport of 784 kbps digital signals simultaneously in both directions using the 2B1Q line code. HDSL compatible Loops will be available only where existing copper facilities can meet the specifications.

                    11.2.7 “4-Wire DS1-compatible Loop” provides a channel with 4-wire interfaces at each end. Each 4-wire channel is suitable for the transport of 1.544 Mbps digital signals simultaneously in both directions using PCM line code. DS-1-compatible Loops will be available where existing copper facilities can meet the specifications.

                    11.2.8 “4-Wire 56 kbps Loop” means a 4-wire Loop that provides a transmission path that is suitable for the transport of digital data at a synchronous rate of 56 kbps in opposite directions on such Loop simultaneously. A 4-Wire 56 kbps Loop consists of two pairs of non-

loaded copper wires with no intermediate electronics or it consists of universal digital loop carrier with 56 kbps DDS dataport transport capability. BA shall provide 4-Wire 56 kbps Loops to Level 3 in accordance with, and subject to, the technical specifications set forth in BA Technical Reference TR72575, as revised from time to time.

                    11.2.8.A “DS-3 Loops” means Loops that will support the transmission of isochronous bipolar serial data at a rate of 44.736 Mbps or the equivalent of 28 DS-1 channels. The DS-3 Loop includes the electronics necessary to provide the DS-3 transmission rate. A DS-3 Loop will only be provided where the electronics are at the requested installation date currently available for the requested Loop. BA will not install new electronics. DS-3 specifications are referenced in BA’s TR72575 as revised from time to time.

                    11.2.9 Loops will be offered on the terms and conditions specified herein and on such other terms in applicable Tariffs that are not inconsistent with the terms and conditions set forth herein and, in any case, in a manner that complies with the requirements of Applicable Law. BA shall make Loops available to Level 3 at the rates specified in Exhibit A (subject to Section 20.0 hereof), subject to the provisions of Section 11.2.11 below.

                    11.2.10 Subject to availability, BA will make Analog 2-Wire Loops, BRI ISDN Loops, Analog 4W Loops, 4-Wire 56kbps Loops, 4-Wire DS-1-compatible Loops, DS-3 Loops, BDSL 4-Wire, HDSL 2-Wire, and ADSL 2-Wire Loops available to Level 3 at any time after the Effective Date.

                    11.2.11 “Digital Designed Loops” are comprised of designed Loops that meet specific Level 3 requirements for metallic Loops over 18,000 feet or for conditioning of ADSL, HDSL, or BRI ISDN (Premium) Loops. “Digital Designed Loops” may include requests for:

(a)	a 2W Digital Designed Metallic Loop with a total Loop length of 18,000 to 30,000 feet, unloaded, with the option to remove bridged tap;

(b)	an ADSL 2W Loop of 12,000 to 18,000 feet with an option to remove bridged tap;

(c)	an ADSL 2W Loop of less than 12,000 feet with an option to remove bridged tap;

(d)	an HDSL 2W Loop of less than 12,000 feet with an option to remove bridged tap:

(e)	an HDSL 4W Loop of less than 12,000 feet with an option to remove bridged tap; and

(f)	a 2W Digital Designed Metallic Loop with BA-placed ISDN loop extension electronics.

                    11.2.11.1 BA shall make Digital Designed Loops available to Level 3 at the rates as set forth in Exhibit A. These rates and/or rate structures shall be considered interim in nature until they have been approved by the Commission or otherwise allowed to go into effect. If the Commission should approve or make effective rates and/or rate structures different than those shown in Exhibit A, the rates and/or rate structures approved or made effective by the Commission shall supersede those shown in Exhibit A upon the effective date of such rates and/or rate structures.

                    11.2.11.2 The following ordering procedures shall apply to Digital Designed Loops:

          (a) Level 3 shall place orders for Digital Designed Loops by delivering to BA a valid electronic transmittal service order or other mutually agreed upon type of service order. Such service order shall be provided in accordance with industry format and specifications or such format and specifications as may be agreed to by the Parties.

          (b) BA is in the process of conducting a mechanized survey of existing Loop facilities, on a Central Office by Central Office basis, to identify those Loops that meet the applicable technical characteristics established by BA for compatibility with ADSL and HDSL signals. The results of this survey will be stored in a mechanized database and made available to Level 3 as the process is completed in each Central Office. Level 3 must utilize this mechanized Loop qualification database, where available, in advance of submitting a valid electronic transmittal service order for an ADSL or HDSL Loop. Charges for mechanized Loop qualification information are set forth in Exhibit A. Level 3 may use prequalified Loops to offer SDSL or IDSL services, but neither BA’s prequalification process nor its current Loop offerings are designed to ensure compatibility with such services or any services other than those set forth in the Loop descriptions set forth above. To the extent required by Applicable Law, Level 3’s access to information regarding the availability of Digital Designed Loops pursuant to the foregoing mechanized database shall be at parity with the level of access available to BA’s own retail operations and other telecommunications carriers with respect to such database.

          (c) If the Loop is served out of a Central Office that has not been prequalified on a mechanized basis, Level 3 must request a manual Loop qualification prior to submitting a valid electronic service order for an ADSL, HDSL, or BRI ISDN ULL. The rates for manual Loop qualification are set forth in Exhibit A. In general, BA will complete a manual Loop qualification request within three (3) business days, although BA may require additional time due to poor record conditions, spikes in demand, or other unforeseen events; provided, however, that BA shall conduct such qualifications requested by Level 3 in parity with manual Loop qualifications it conducts on behalf of other telecommunications carriers and BA’s own retail operations (to the extent that BA conducts such qualifications for its own retail operations).

          (d) If the mechanized Loop qualification database indicates that a Loop does not qualify (e.g., because it does not meet the applicable technical parameters set forth in the Loop descriptions above), Level 3 may request a manual Loop qualification, as described above, to determine whether the result is due to the presence of load coils, presence of digital loop carrier, or Loop length (including bridged tap).

          (e) If Level 3 submits a service order for an ADSL, HDSL, or BRI ISDN Loop that has not been prequalified on either a mechanized or manual basis, BA will query the service order back to Level 3 for qualification and will not accept such service order until the Loop has been prequalified on a mechanized or manual basis. If Level 3 submits a service order for an ADSL, HDSL, or BRI ISDN Loop that is, in fact, not compatible with such services in its existing condition, BA will respond back to Level 3 with a “Nonqualified” indicator.

(I)

Where Level 3 has followed the prequalification procedure described above and has determined that a Loop is not compatible with ADSL, HDSL, or BRI ISDN service in its existing condition, it may either request an Engineering Query to determine whether conditioning may make the Loop compatible with the applicable service; or if Level 3 is already aware of the conditioning required (e.g., where Level 3 has previously requested a manual Loop qualification), Level 3 may submit a service order for a Digital Designed Loop. BA will undertake to condition or extend the Loop in accordance with this Section upon receipt of Level 3 ‘s accurate and pre-qualified service order for a Digital Designed Loop.

          111.11.3 Level 3 acknowledges that Digital Designed Loops are currently being rolled out throughout BA’s service territory, including areas where BA may not have a retail service that utilizes comparable Loop facilities. As a result, it is possible that provisioning intervals for Digital Designed Loops may not be at optimal levels during the early stages of this roll out. The Parties will make reasonable efforts to coordinate their respective roles in the early phases of the roll out in order to minimize provisioning problems. In general, where conditioning or Loop extensions are requested by Level 3, an interval of eighteen (18) business days will be required by BA to complete the Loop analysis and the necessary construction work involved in conditioning and/or extending the loop as follows (provided, however, that BA shall provide such Loop conditioning to Level 3 at parity with the manner in which BA provides such Loop conditioning to other requesting carriers):

(a)

Three (3) business days will be required following receipt of Level 3’s valid, accurate and pre-qualified service order for a Digital Designed Loop to analyze the Loop and related plant records and to create an Engineering Work Order.

(b)

Upon completion of an Engineering Query, BA will initiate the construction order to perform the changes/modifications to the Loop requested by Level 3. Conditioning activities are, in most cases, able to be accomplished within fifteen (15) business days. Unforeseen conditions may add to this interval.

After the engineering and conditioning tasks have been completed, the standard Loop provisioning and installation process will be initiated., subject to BA’s standard provisioning intervals.

                    11.2.11.4 If Level 3 requires a change in scheduling, it must contact BA to issue a supplement to the original service order. If Level 3 cancels the request for conditioning after a Loop analysis has been completed but prior to the commencement of construction work, Level 3 shall compensate BA for an Engineering Work Order charge as set forth in Exhibit A. If Level 3 cancels the request for conditioning after the Loop analysis has been completed and after construction work has started or is complete, Level 3 shall compensate BA for an Engineering Work Order charge as well as the charges associated with the conditioning tasks performed as set forth in Exhibit A.

          11.3 Network Interface Device

          (a) Subject to Section 11.0 and at the request of Level 3, BA shall permit Level 3 to connect a Level 3 Loop to the Inside Wiring of a Customer through the use of a BA NID in the manner set forth in this Section 11.3. Level 3 may access a BA NID either by means of a cross connect (but only if the use of such cross connect is technically feasible) from an adjoining Level 3 NID deployed by Level 3 or, if an entrance module is available in the BA NID, by connecting a Level 3 Loop to the BA NID. When necessary, BA will rearrange its facilities to provide access to an existing Customer’s Inside Wire. An entrance module is available only if facilities are not connected to it. The Customer shall be responsible for resolving any conflicts between service providers for access to the Customer’s premises and Inside Wire.

          (b) In no case shall Level 3 access, remove, disconnect or in any other way rearrange BA’s Loop facilities from BA’s NIDs, enclosures, or protectors.

          (c) In no case shall Level 3 access, remove, disconnect or in any other way rearrange a Customer’s Inside Wire from BA’s NIDs, enclosures, or protectors where such Customer Inside Wire is used in the provision of ongoing telecommunication service to that Customer.

          (d) In no case shall Level 3 remove or disconnect ground wires from BA’s NIDs, enclosures, or protectors.

          (e) In no case shall Level 3 remove or disconnect NID modules, protectors, or terminals from BA’s ND enclosures.

          (f) Maintenance and control of premises Inside Wiring is the responsibility of the Customer. Any conflicts between service providers for access to the Customer’s Inside Wire must be resolved by the Customer.

          (g) When Level 3 is not connecting a Level 3-provided Loop to the Inside Wiring of a Customer’s premises through the Customer’s side of the BA NID, Level 3 does not need to submit a request to BA and BA shall not charge Level 3 for access to the BA NID. In such instances, Level 3 shall comply with the provisions of Subsections (b) (f) above and shall access the Customer’s Inside Wire in the manner set forth in Subsection (i) directly below.

          (i) Due to the wide variety of NIDs utilized by BA (based on Customer size and environmental considerations), Level 3 may access the Customer’s Inside Wire, acting as the agent of the Customer, by any of the following means:

                              (A) Where an adequate length of Inside Wire is present and environmental conditions permit, requesting carrier (i.e., Level 3 or Level 3’s agent, the building owner, or the Customer) may remove the Inside Wire from the Customer’s side of the BA NID and connect that wire to Level 3’s NID;

                              (B) Where an adequate length of Inside Wire is not present or environmental conditions do not permit, Level 3 may enter the Customer side of the BA NID enclosure for the purpose of removing the Inside Wire from the terminals of BA’s NM and connecting a connectorized or spliced jumper wire from a suitable “punch out” hole of such NID enclosure to the Inside Wire within the space of the Customer side of the BA NID. Such connection shall be electrically insulated and shall not make any contact with the connection points or terminals within the Customer side of the BA NID.

                              (C) Request BA to make other rearrangements to the Inside Wire terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting party (i.e. Level 3, its agent, the building owner or the Customer). If Level 3 accesses the Customer’s Inside Wire as described in this Subsection (C), time and materials charges will be billed to the requesting party (i.e., Level 3, its agent, the building owner or the Customer).

          11.4 Unbundled Switching Elements

          Subject to Section 11.0, BA shall make available to Level 3 the local Switching Element and tandem Switching Element unbundled from transport, local Loop transmission, or other services in accordance with Applicable Law and as more fully described in Schedule 11.4.

          11.5 Interoffice Transmission Facilities

                    11.5.1 Subject to Section 11.0, where facilities are available, at Level 3’s request, BA shall provide Level 3 with interoffice transmission facilities (“I0F”) (at DS1, DS3, 0C3, OC3c, 0C12 and 0C12c levels) unbundled from other Network Elements in accordance with, but only to the extent required by, Applicable Law, in accordance with Exhibit A and this Section 11.5. To the extent Level 3 purchases unbundled common transport, Level 3 shall also be required to purchase unbundled local switching in conjunction with such unbundled common transport.

          11.6 Operations Support Systems

          Subject to Section 11.0, BA shall provide Level 3 with access via electronic interfaces to databases required for pre-ordering, ordering, provisioning, maintenance and repair, and billing at any time after the Effective Date. All such transactions shall be submitted by Level 3 through such electronic interfaces; provided, however, that in the case of a new or materially modified electronic interface, the Parties shall work cooperatively to transition within a commercially reasonable period of time to the use of any such new or materially modified interface.

          11.7 Limitations on Unbundled Access

                    11.7.1 Level 3 shall access BA’s unbundled Network Elements via Collocation in accordance with Section 13 at the BA Wire Center where those elements exist or other mutually agreed upon means of Interconnection, and each Loop or Port shall, in the case of Collocation, be delivered to Level 3’s Collocation by means of a Cross Connection.

                    11.7.2 BA shall provide Level 3 access to its Loops at each of BA’s Wire Centers for Loops terminating in that Wire Center. In addition, if Level 3 requests one or more Loops provisioned via Integrated Digital Loop Carrier or Remote Switching technology deployed as a Loop concentrator, BA shall, where available, move the requested Loop(s) to a spare, existing physical Loop at no additional charge to Level 3. If, however, no spare physical Loop is available, BA shall within three (3) business days of Level 3’s request notify Level 3 of the lack of available facilities. Level 3 may then at its discretion make a Network Element Bona Fide Request to BA to provide the Loop through the demultiplexing of the integrated digitized Loop(s). Level 3 may also make a Network Element Bona Fide Request for access to Loops at the Loop concentration site point. Alternatively, Level 3 may choose to avail itself of BA’s Special Construction services, as set forth in Exhibit A, for the provisioning of such Loop(s). Notwithstanding anything to the contrary in this Agreement, the provisioning intervals set forth in subsection 11.9 and the Performance Criteria and Performance Interval Dates set forth in subsection 26.1 and Schedule 26, respectively, shall not apply to Loops provided under this subsection 11.7.2.

                    11.7.3 If Level 3 orders a Loop type and the distance requested on such Loop exceeds the transmission characteristics in applicable technical references, Level 3 may request BA to provide distance extensions on such Loops. BA will comply with such requests unless the requested extensions are incompatible with the services Level 3 wishes to provide, or are likely to cause degradation of service in BA’s network. The rates and charges for such loop extensions shall be as set forth in Exhibit A, in BA’s applicable Tariffs if there is no rate in Exhibit A, or in the absence of either, at a rate to be agreed upon between the Parties.

                    11.7.4 BA will exercise commercially reasonable efforts to ensure that the service intervals that apply to Loops and unbundled Ports are comparable to the (a) repair intervals that apply to the bundled dial tone line service, and (b) installation intervals that apply to other BA-coordinated services, except as provided in Section 26. Although BA will make commercially reasonable efforts to ensure that Loops and unbundled ports meet specified or agreed-upon technical standards, BA makes no warranty that the Loops or unbundled Ports supplied by BA hereunder will be compatible with the services Level 3 may offer to its Customers.

                    11.7.5 Nothing contained in this Agreement shall be deemed to constitute agreement by BA that any item identified in this Agreement as a Network Element is (a) a Network Element under Applicable Law, or (b) a Network Element BA is required by Applicable

Law to provide to Level 3 on an unbundled basis; provided, however that BA shall continue to provide access to all Network Elements identified as such herein, subject, however, to Section 11.0. Nothing contained in this Agreement shall limit BA’s right to appeal, seek reconsideration of, or otherwise seek to have stayed, modified, reversed or invalidated any order, rule, regulation, decision, ordinance or statute issued by the Commission, the FCC, any court or any other governmental authority relating to or pertaining to BA’s obligations under this Agreement.

                    11.7.6 Notwithstanding anything set forth in this Agreement, BA shall not be required under this Agreement to construct new Network Elements, unless it is so required under Applicable Law.

                    11.7.7 (a) BA shall provide access to 4-Wire 56 kbps Loops, NIDs and Combinations subject to charges based on rates and/or rate structures that are consistent with Applicable Law (such rates and/or rate structures, the “Rates”). Level 3 acknowledges that BA is developing the Rates but that BA has not finished developing the Rates as of the Effective Date. When BA finishes developing a Rate, BA shall notify Level 3 in writing of the Rate and thereafter shall bill Level 3, and Level 3 shall pay to BA, for services provided under this Agreement on the Effective Date and thereafter in accordance with such Rate, subject to subsection (b) directly below.

                    (b) The Rates for 4-Wire 56 kbps Loops, NIDs and Combinations provided under this Agreement shall be interim Rates and shall be replaced on a prospective basis by such Rates as may be approved by the Commission, or as otherwise allowed to go into effect, or if appealed as may be ordered at the conclusion of such appeal; provided, however, that a Rate provided by BA to Level 3 in accordance with subsection (a) directly above that has been approved or allowed to go into effect by the Commission prior to the date on which BA provides such Rate to Level 3 shall not be considered an “interim Rate” hereunder. If the Commission should alter, amend or modify and then approve or make effective an interim Rate, the Parties shall true up amounts billed and paid based on such interim Rate for 4-Wire 56 kbps Loops, NIDs and Combinations provided under this Agreement on the Effective Date and thereafter until the date on which the Commission approves or allows to go into effect such altered, amended or modified interim Rate.

          11.8 Availability of Other Network Elements on an Unbundled Basis

                    11.8.1 BA shall, upon request of Level 3 and to the extent required by Applicable Law, provide to Level 3 nondiscriminatory access to its Network Elements on an unbundled basis for the provision of Level 3’s Telecommunications Service. Any request by Level 3 for access to a BA Network Element that is not specifically required to be offered under regulations or orders of the FCC or the Commission shall be treated as a Network Element Bona Fide Request. Where the FCC or the Commission, in a legally effective order, has required or shall require BA to offer a UNE, service, or Interconnection not covered in this Agreement, BA shall offer to Level 3 said UNE, service, or Interconnection in the manner required by such legally effective order. The Parties agree to amend this Agreement to include any new UNE, service, or Interconnection that BA is so required to make available to Level 3 under Applicable Law.

Level 3 shall provide BA access to its Network Elements as mutually agreed by the Parties or as required by the Commission or FCC. The Parties are currently negotiating terms for provisioning of line sharing, dark fiber and subloops, which terms, upon completion thereof, the Parties shall incorporate into this Agreement, by way of an amendment hereto.

                    11.8.2 A Network Element obtained by one Party from the other Party under this subsection 11.8 may be used in combination with the facilities of the requesting Party only to provide a Telecommunications Service, including obtaining billing and collection, transmission, and routing of the Telecommunications Service.

                    11.8.3 Notwithstanding anything to the contrary in this subsection 11.8, a Party shall not be required to provide a proprietary Network Element to the other Party under this subsection 11.8 except as required by Applicable Law.

                    11.8.4 BA will, on a semi-annual basis, notify Level 3 of the availability of new unbundled Network Elements.

          11.9 Provisioning of Loops

          The following coordination procedures shall apply for conversions of “live” Telephone Exchange Services to Loops. These and other mutually agreed-upon procedures shall apply reciprocally for the “live” cutover of Customers from BA to Level 3 and from Level 3 to BA.

                    11.9.1 Coordinated cutover charges will apply to any conversion of live Telephone Exchange Services to Loops. If Level 3 elects not to request a coordinated cutover, BA will process Level 3’s request in the normal course and subject to the normal installation intervals.

                    11.9.2 Level 3 shall request Loops from BA by delivering to BA a valid electronic transmittal service order (when available) or another mutually agreed-upon type of service order such as a Loop/NID Time and Material form. Such service order shall be provided in accordance with industry format and specifications or such format and specifications as may be agreed to by the Parties. Within forty-eight (48) hours of BA’s receipt of such valid service order, BA shall provide Level 3 the firm order commitment date according to the Performance Interval Dates set forth in Schedule 26.1 by which the Loops covered by such service order will be installed.

                    11.9.3 On each Loop order in a Wire Center, Level 3 and BA will agree on a cutover time at least forty eight (48) hours before that cutover time. The cutover time will be defined as a 15-30 minute window within which both the Level 3 and BA personnel will make telephone contact to complete the cutover.

                    11.9.4 Within the appointed 15-30 minute cutover time, the BA person will call the Level 3 person designated to coordinate cutover work.

                    11.9.5 If Level 3 requires a change in scheduling, it must contact BA to issue a supplement to the original order. The negotiations process to determine the date and time of cutover will then be reinitiated as usual.

                    11.9.6 If the Level 3 person is not ready within the appointed interval and if Level 3 had not called to reschedule the work at least two (2) hours prior to the start of the interval, Level 3 shall be liable for the non-recurring charge for the unbundled Network Elements scheduled for the missed appointment. In addition, non-recurring charges for the rescheduled appointment will apply.

                    11.9.7 If BA is not available or not ready at any time during-the appointed 15-30 minute interval, Level 3 and BA will reschedule and BA will waive the non-recurring charge for the unbundled Network Elements originally scheduled for that interval, whenever those unbundled elements are actually cut over pursuant to an agreed-upon rescheduling.

                    11.9.8 The standard time expected from disconnection of a live Telephone Exchange Service to the connection of the unbundled Network Element to the Level 3 Collocation arrangement is fifteen (15) minutes per Voice Grade circuit for all orders consisting of twenty (20) Loops or less. Orders involving more than twenty (20) Loops will require a negotiated interval.

                    11.9.9 If unusual or unexpected circumstances prolong or extend the time required to accomplish the coordinated cutover, the Party responsible for such circumstances is responsible for the reasonable labor charges of the other Party. Delays caused by the Customer are the responsibility of Level 3.

                    11.9.10 If Level 3 has ordered LNP as part of an Loop installation, BA will coordinate implementation of LNP with the Loop coordinated cutover installation. BA’s provision of unbundled Network Elements shall in all cases be subject to the availability of suitable facilities, to the extent permitted by Section 251 of the Act.

                    11.9.11 If Level 3 requests or approves a BA technician to perform services on the network side of the Rate Demarcation Point beyond normal installation of the Loops covered by the service order, BA may charge Level 3 for any additional and reasonable labor charges to perform such services. BA may also charge Level 3 its normal overtime rates for services Level 3 requests to be performed outside of BA’s normal business hours (M-F, 9 am to 5 pm, Eastern Time).

          11.10 Maintenance of Loops

          If (a) Level 3 reports to BA a Customer trouble, (b) Level 3 requests a dispatch, (c) BA dispatches a technician, and (d) such trouble was not caused by BA’s facilities or equipment, then Level 3 shall pay BA the applicable Tariff rate for said dispatch. In addition, this charge also applies in situations when the Customer contact as designated by Level 3 is not available at the appointed time. Level 3 accepts responsibility for initial trouble isolation and providing BA with appropriate dispatch information based on its test results. If, as the result of Level 3 instructions, BA is erroneously requested to dispatch within the Central Office, BA may levy on Level 3 an appropriate charge. However, if BA imposes any charge on Level 3 under this Section 11.10 and the same trouble recurs and the cause in both instances is determined to be in BA’s facilities, then BA shall refund to Level 3 all charges applicable to that trouble that were erroneously levied on and paid by Level 3 to BA plus interest at the rate applicable to refunds of overpayments pursuant to BA’s Tariffs.

          11.11 Combinations of Network Elements

          Notwithstanding anything set forth in this Agreement and subject to the conditions set forth in Section 11.0 hereof, BA shall be obligated to provide a combination of network elements (a “Combination”) only to the extent provision of such Combination is required by Applicable Law. To the extent BA is required by Applicable Law to provide a Combination to Level 3, BA shall provide such Combination in accordance with, and subject to, requirements established by BA that are consistent with Applicable Law (such requirements, the “Combo Requirements”). BA shall make the Combo Requirements publicly available in an electronic form.

12.0 RESALE — SECTIONS 251(c)(4) and 251(b)(1)

          12.1 Availability of Retail Rates for Resale

          BA shall make available to Level 3 for resale all Telecommunications Services as described in (and to the extent required by) Section 251(c)(4) of the Act, pursuant to the rates, terms and conditions of BA’s applicable Tariffs, as may be amended from time to time. Such services shall be provided by BA to Level 3 at parity with the manner in which BA provides Telecommunications Services to its end user Customers in terms of service quality and performance intervals.

          12.2 Availability of Wholesale Rates for Resale

          BA shall make available to Level 3 for resale all Telecommunications Services that BA provides at retail to Customers that are not Telecommunications Carriers at the retail prices set forth in BA’s Tariffs less the wholesale discount set forth in Exhibit A in accordance with Section 251(c)(4) of the Act. Such services shall be provided in accordance with the terms of the applicable retail services Tariff(s).

          12.3 Availability of Support Services and Branding for Resale

          BA shall make available to Level 3 the various support services for resale described in Schedule 12.3 hereto in accordance with the terms set forth therein. In addition, to the extent required by Applicable Law, upon request by Level 3 and at prices, terms and conditions to be negotiated by Level 3 and BA, BA shall provide BA Retail Telecommunications Services (as defined in Schedule 12.3) that are identified by Level 3’s trade name, or that are not identified by trade name, trademark or service mark.

          12.4 Additional Terms Governing Resale and Use of BA Services

                    12.4.1 Level 3 shall comply with the provisions of this Agreement (including, but not limited to, all applicable BA Tariffs) regarding resale or use of BA services. In addition, Level 3 shall undertake in good faith to ensure that its Customers comply with the provisions of BA’s Tariffs applicable to their use of BA’s Telecommunications Services.

                    12.4.2 Without in any way limiting subsection 12.4.1, Level 3 shall not resell (a) residential service to business or other nonresidential Customers of Level 3, (b) Lifeline or other means-tested service offerings, or grandfathered service offerings, to persons not eligible to subscribe to such service offerings from BA, or (c) any other BA service in violation of any user or user group restriction that may be contained in the BA Tariff applicable to such service to the extent such restriction is not prohibited by Applicable Laws. In addition, Level 3 shall be subject to the same limitations that BA’s own retail Customers may be subject to with respect to any Telecommunications Service that BA discontinues offering.

                    12.4.3 BA shall not be obligated to offer to Level 3 at a wholesale discount Telecommunications Services that BA offers at a special promotional rate if such promotions are for a duration of ninety (90) days or less.

                    12.4.4 Level 3 shall not be eligible to participate in any BA plan or program under which BA Customers may obtain products or merchandise, or services which are not BA Telecommunications Services, in return for trying, agreeing to purchase, purchasing, or using BA Telecommunications Services.

                    12.4.5 BA may impose additional restrictions on Level 3’s resale of BA’s retail Telecommunications Services to the extent permitted by Applicable Laws.

13.0 COLLOCATION — SECTION 251(c)(6)

          13.1 To the extent required by and, in accordance with, Applicable Law, BA shall offer to Level 3 Physical Collocation of equipment necessary for Interconnection (pursuant to Section 4) or for access to unbundled Network Elements (pursuant to Section 11.0), except that BA may offer only virtual Collocation if so permitted under Applicable Law, including, without limitation, if BA demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. To the extent required under Applicable Law, BA shall permit Level 3 to utilize such Collocation without distinction for all Telecommunications Services, whether traditional voice or advanced services. BA shall provide such Collocation solely for the purpose of Interconnection with facilities or services of BA or access to unbundled Network Elements of BA, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the Commission. BA shall provide Collocation under the terms of its applicable Tariffs and this Agreement. In the event of a conflict between this Agreement and the Tariffs, this Agreement controls. In all cases, where BA is required to provide Collocation under Applicable Law, it shall be provided to Level

3 on rates, terms and conditions that are just, reasonable and nondiscriminatory as set forth in 47 U.S.C. 251(c)(6).

          13.2 Level 3 shall offer to BA Collocation of equipment for purposes of Interconnection (pursuant to Section 4) on a non-discriminatory basis and at comparable rates, terms and conditions as Level 3 may provide to other third parties. Level 3 shall provide such Collocation subject to applicable Tariffs or a separate agreement between the Parties.

          13.3 In the course of implementing a Collocation project, BA shall:

          (a) identify the Collocation project manager assigned to the project;

          (b) develop a written comprehensive “critical tasks” timeline detailing the work (and relative sequence thereof) that is to be performed by each Party or jointly by both Parties; and

          (c) provide Level 3 with the relevant engineering requirements, including the projected dimensions of the Physical Collocation space.

          13.4 Where Level 3 is virtually collocated in a space which was initially prepared for virtual Collocation, Level 3 may elect to (a) retain its virtual Collocation in that space and expand that virtual Collocation according to current procedures and the terms set forth in applicable Tariffs or (b) unless it is not practical for technical reasons or because of space limitations, transition its virtual Collocation to Physical Collocation at such premises, in which case Level 3 shall coordinate the construction and rearrangement with BA of its transmission equipment and facilities for which Level 3 shall pay BA at the rates set forth in applicable Tariffs. In addition, all applicable Physical Collocation nonrecurring and recurring charges shall apply and any nonrecurring and recurring charges for the transition to Physical Collocation and removal of virtual Collocation equipment shall apply.

          13.5 After notifying Level 3 that BA has no available Physical Collocation space in a particular Central Office, BA must timely file a petition, where required under Applicable Law, with the Commission pursuant to 47 U.S.C. § 251(c)(6). BA will maintain a waiting list of customers on a first come, first served basis. BA will notify the telecommunications carriers on the waiting list when space becomes available according to how much space becomes available and the position of telecommunications carrier on said waiting list. Upon written request, BA will advise Level 3 as to its position on the list. Notwithstanding the foregoing, should any state regulatory agency impose a different procedure regarding the assignment of space in a Central Office where space has been previously unavailable, this Agreement may be amended to incorporate such Commission-ordered procedure.

          13.6 Joint Planning and Implementation Intervals

                    13.6.1 Upon BA’s receipt of a written request from Level 3, BA shall provide to Level 3 point of termination bay assignments for a Collocation arrangement; BA shall provide such assignments to Level 3 at least ten (10) days prior to the date of completion of the

Collocation arrangement, so long as BA has had a reasonable amount of time to respond to Level 3’s request for such information. Upon Level 3’s reasonable request for additional information relating to its Collocation arrangement, BA shall work cooperatively and in good faith with Level 3 to supply such information as it becomes available.

                    13.6.2 For each Collocation request submitted by Level 3, the Parties shall meet to develop a set of major milestones for such request. BA and Level 3 shall work cooperatively to meet such milestones. The Parties shall conduct additional joint planning meetings if, and, as reasonably required.

                    13.6.3 After completion of construction, Level 3 and BA will complete an acceptance walkthrough of all collocated space requested from BA. Exceptions that are noted during this acceptance walkthrough and mutually agreed to by the Parties shall be corrected by BA within thirty (30) calendar days after the walkthrough. The correction of these exceptions from Level 3’s original request for Collocation shall be at BA’s expense.

                    13.6.4 Level 3 shall have the right to install all reasonable security measures it reasonably deems necessary for the protection of facilities within its own Collocation cage. Such measures shall include, but are not limited to, the installation of locks or access card readers. Level 3 will ensure that BA has adequate access to the locked enclosure for the purposes of routine inspections or emergencies, subject to the applicable BA Tariff provisions governing such access by BA.

                    13.6.5 Subject to the applicable BA Tariff bona fide request process, and only to the extent required by Applicable Law, Level 3 is entitled to a rebuttable presumption that its requested Collocation arrangement is technically feasible if any local exchange carrier has deployed such an arrangement in any incumbent local exchange carrier premises.

                    13.6.6 Equipment deployed by Level 3 at the BA premises will meet the safety requirements defined in BA’s NEBS Requirements Document RNSA-NEB-95-0003. BA shall not impose any equipment safety requirements upon Level 3 that are more stringent than the requirements it places upon its own equipment, nor shall BA require that collocated equipment meets NEBS performance requirements. If BA denies Collocation on safety grounds, it shall provide Level 3 a list that includes all equipment in the BA premises, together with an affidavit attesting that this equipment meets or exceeds the relevant safety standard, within five (5) business days of the denial; provided, however, that the scope of the equipment BA is required to provide on such a list will be determined in accordance with Applicable Law. BA may obtain an extension of this interval upon receipt of written consent from Level 3, which consent shall not unreasonably be withheld.

                    13.6.7 Upon written request by Level 3 to utilize a vendor not previously approved or authorized by BA, BA shall not unreasonably delay consideration of whether BA shall approve or authorize Level 3 or any entity designated by Level 3 as a vendor eligible to work in BA premises. Such requests for approval or authorization shall be considered in a nondiscriminatory manner pursuant to published certification or approval standards provided by BA to Level 3.

14.0 NUMBER PORTABILITY — SECTION 251(b)(2)

          14.1 Scope

The Parties shall provide Number Portability (“NP”) in accordance with the Act, rules and regulations as from time to time prescribed by the FCC and the Commission, as applicable, and applicable industry standards.

          14.2 Procedures for Providing LNP (“Long-term Number Portability”)

          The Parties will follow the LNP provisioning process recommended by the North American Numbering Council (NANC) and adopted by the FCC. In addition, the Parties agree to follow the LNP ordering procedures established at the Ordering and Billing Forum (“OBF”). The Parties shall provide LNP on a reciprocal basis.

                    14.2.1 LNP applies when a Customer of one Party (“Party A”) elects to become a Customer of the other Party (“Party B”) and also elects to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A, in conjunction with the Telephone Exchange Service(s) it will now receive from Party B. After Party B has received appropriate authorization in accordance with Applicable Law from an end user Customer and sends an LSR to Party A, Parties A and B will work together to port the Customer’s telephone number(s) from Party A’s network to Party B’s network. It is Party B’s responsibility to maintain a file of all such authorizations. Upon written request from Party A, Party B shall provide a copy of any such authorization.

                    14.2.2 When a telephone number is ported out of Party A’s network, Party A will remove any non-proprietary line based calling card(s) associated with the ported number(s) from its Line Information Database (“LIDB”). Reactivation of the line-based calling card in another LIDB, if desired, is the responsibility of Party B or Party B’s Customer.

                    14.2.3 When a Customer of Party A ports his or her telephone numbers to Party B and the Customer has previously secured a reservation of line numbers from Party A for possible activation at a future point, these reserved but inactive numbers may be ported along with the active numbers to be ported provided the numbers have been reserved for the Customer. Party B may request that Party A port all reserved numbers assigned to the Customer or that Party A port only those numbers listed by Party B. As long as Party B maintains reserved but inactive numbers ported for the Customer, Party A shall not reassign those numbers. Party B shall not reassign the reserved numbers to another end user Customer.

                    14.2.4 When a Customer of Party A ports his or her telephone numbers to Party B, in the process of porting the Customer’s telephone numbers, Party A shall implement the ten-digit trigger feature where it is available. When Party A receives the porting request, the unconditional trigger shall be applied to the Customer’s line before the due date of the porting activity. When the ten-digit unconditional trigger is not available, Party A and Party B must coordinate the disconnect activity.

                    14.2.5 The Parties shall furnish each other with the Jurisdiction Information Parameter (JIP) in the Initial Address Message (JAM), containing a Local Exchange Routing Guide (LERG)-assigned NPA-NXX (6 digits) identifying the originating switch on calls originating from LNP capable switches.

                    14.2.6 Where LNP is commercially available, the NXXs in the End Office shall be defined as portable, except as noted in Section 14.2.7, and translations will be changed in the Parties’ switches to open those NXXs for database queries in all applicable LNP capable End Offices within the LATA of the given switch(es). On a prospective basis, all newly deployed switches will be equipped with LNP capability and so noted in the LERG, pursuant to schedules and requirements, if any, set forth under industry standards and/or Applicable Law.

                    14.2.7 All NXXs assigned to LNP capable switches are to be designated as portable unless an NXX(s) has otherwise been designated as non-portable. Non-portable NXXs include NXX codes assigned to paging, cellular and wireless services; codes assigned for internal testing and official use and any other N)0( codes required to be designated as non-portable by the rules and regulations of the FCC. NXX codes assigned to mass calling on a choked network may not be ported using LNP technology but are portable using methods established by the NANC and adopted by the FCC. On a prospective basis, newly assigned codes in switches capable of porting shall become commercially available for porting with the effective date in the network, pursuant to schedules and requirements, if any, set forth under industry standards and/or Applicable Law.

                    14.2.8 Both Parties’ use of LNP shall meet the performance criteria specified by the FCC. Both Parties will act as the default carrier to perform the query for location routing number for the other Party in the event that either Party is unable to perform the routing necessary for LNP.

          14.3 Procedures for Providing NP Through Full NXX Code Migration

          Where a Party has activated an entire NXX for a single Customer, or activated at least eighty percent (80%) of an NXX for a single Customer, with the remaining numbers in that NXX either reserved for future use by that Customer or otherwise unused, if such Customer chooses to receive Telephone Exchange Service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another. Neither Party shall charge the other in connection with this coordinated transfer.

15.0 DIALING PARITY — SECTION 251(b)(3)

          BA and Level 3 shall each provide the other with nondiscriminatory access to such services and information as are necessary to allow the other Party to implement Dialing Parity for Telephone Exchange Service, operator services, directory assistance, and directory listing information with no unreasonable dialing delays, as required under Section 251(b)(3) of the Act.

16.0 ACCESS TO RIGHTS-OF-WAY — SECTION 251(b)(4)

          16.1 To the extent required by Applicable Law and where facilities are available, each Party (“Licensor”) shall provide the other Party (“Licensee”) access for purposes of making attachments to the poles, ducts, rights-of-way and conduits it owns or controls pursuant to any existing or future license agreement between the Parties. Such access shall be in conformance with 47 U.S.C. § 224 and on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party’s applicable Tariffs (including generally-available license agreements).

          16.2 Licensor shall process all completed license applications for new or additional attachments, including the performance of a pre-license survey, on a first-come, first-serve basis as set forth in its applicable Tariff. Licensor shall make all access determinations in accordance with the requirements of Applicable Law (including any applicable FCC Regulations), considering such factors as capacity, safety, reliability and general engineering considerations. Licensor shall inform Licensee in writing as to whether an application has been granted (subject to Licensee’s payment for any “make-ready” work that may be required) or denied within forty-five (45) days of receipt of such application. Where an application involves an increase in capacity by Licensor, Licensor shall take reasonable steps to accommodate requests for access in accordance with Applicable Law. Before denying Licensee access based on lack of capacity, Licensor shall explore potential accommodations in good faith with Licensee. In order to facilitate Licensee’s completion of an application, Licensor shall make commercially reasonable efforts to, within fifteen (15) business days of a legitimate request identifying the specific geographic area and types and quantities of required structures, provide Licensee such maps, plats or other relevant data reasonably necessary to complete the applications described above, subject to a non-disclosure agreement in form reasonably agreeable to Licensor. Such requests shall be processed by Licensor on a first-come, first-serve basis. This exchange of information and records does not preclude the need for a field survey to verify the location and availability of structures and rights of way to be used. Licensor shall make commercially reasonable efforts to meet with or respond to Licensee’s inquiries regarding the information supplied to it as soon as practicable following receipt of such request for meeting or inquiry from Licensee. Completion of make-ready work and attachments shall be in accordance with any existing or future license agreement between the Parties.

17.0 NOT ADOPTED

18.0 COORDINATED SERVICE ARRANGEMENTS

          18.1 Intercept and Referral Announcements

          When a Customer changes its service provider from BA to Level 3, or from Level 3 to BA, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement (“Referral Announcement”) on the abandoned telephone number which provides details on the Customer’s new number or provide other appropriate information to the extent known. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer to the extent the providing Party does not charge its own Customers for such service, for a period of not less than four (4) months after the date the Customer changes its telephone number in the case of business Customers and not less than sixty (60) days after the date the Customer changes its telephone number in the case of residential Customers.

          18.2 Coordinated Repair Calls

          Level 3 and BA will employ the following procedures for handling misdirected repair calls:

                    18.2.1 Level 3 and BA will educate their respective Customers as to the correct telephone numbers to call in order to access their respective repair bureaus.

                    18.2.2 To the extent Party A is identifiable as the correct provider of service to Customers that make misdirected repair calls to Party B, Party B will immediately refer the Customers to the telephone number provided by Party A, or to an information source that can provide the telephone number of Party A, in a courteous manner and at no charge. In responding to misdirected repair calls, neither Party shall make disparaging remarks about the other Party, its services, rates, or service quality.

                    18.2.3 Level 3 and BA will provide their respective repair contact numbers to one another on a reciprocal basis.

          18.3 Customer Authorization

                    18.3.1 Without in any way limiting either Party’s obligations under subsection 27.1, each Party shall comply with Applicable Law with regard to Customer selection of a primary Telephone Exchange Service provider.

                    18.3.2 In the event either Party requests that the other Party install, provide, change, or terminate a Customer’s Telecommunications Service (including, but not limited to, a Customer’s selection of a primary Telephone Exchange Service Provider) and (a) fails to provide documentary evidence of the Customer’s primary Telephone Exchange Service Provider selection upon request, or (b) fails to obtain authorization from the Customer for such installation, provision, selection, change or termination in accordance with Applicable Law, then in addition to any other rights or remedies available to the other Party, the requesting Party shall be liable to the other Party for all charges that would be applicable to the Customer for the initial change in the Customer’s Telecommunications Service and any charges for restoring the Customer’s Telecommunications Service to its Customer-authorized condition, including to the appropriate primary Telephone Exchange Service provider.

                    18.3.3 Without in any way limiting Level 3’s obligations under subsection 27.1, Level 3 shall comply with Applicable Law with regard to Customer Proprietary Network Information, including, but not limited to, 47 U.S.C. § 222. Level 3 shall not access (including, but not limited to, through BA OSS Services (as defined in Schedule 12.3) and BA Pre-OSS Services), use, or disclose Customer Proprietary Network Information made available to Level 3 by BA pursuant to this Agreement unless Level 3 has obtained any Customer authorization for such access, use and/or disclosure required by Applicable Law. By accessing, using or disclosing Customer Proprietary Network Information, Level 3 represents and warrants that it has obtained authorization for such action from the applicable Customer in the manner required by Applicable Law and this Agreement. Level 3 shall, upon request by BA, provide proof of such authorization (including a copy of any written authorization).

                    18.3.4 BA shall have the right to monitor and/or audit Level 3’s access to and use and/or disclosure of Customer Proprietary Network Information that is made available by BA to Level 3 pursuant to this Agreement to ascertain whether Level 3 is complying with the requirements of Applicable Law and this Agreement with regard to such access, use, and/or disclosure. To the extent permitted by Applicable Law, the foregoing right shall include, but not be limited to, the right to electronically monitor Level 3’s access to and use of Customer Proprietary Network Information that is made available by BA to Level 3 pursuant to this Agreement.

19.0 NOT ADOPTED

20.0 RATES AND CHARGES; ASSURANCE OF PAYMENT

          20.1 Except as provided elsewhere in this Agreement, the rates and charges set forth in Exhibit A hereto shall apply to the services, facilities, and arrangements provided hereunder and used for the provision of Telephone Exchange Service and associated Exchange Access. To the extent that services, facilities or arrangements are not included in Exhibit A, or the rates and charges therefor are not set forth in Exhibit A or elsewhere in this Agreement, the providing Party may charge its applicable, effective and nondiscriminatory Tariff rate that has been approved or otherwise allowed to go into effect by the Commission or the FCC.

          20.2 Notwithstanding Section 20.1 hereof, the rates and charges set forth in Exhibit A shall be superseded by any new rate or charge when such new rate or charge is required by any order of the Commission or the FCC, approved by the Commission or the FCC, or otherwise allowed to go into effect, provided such new rates or charges are not subject to a stay issued by any court or regulatory body of competent jurisdiction. Notwithstanding any other provision of this Agreement, each Party reserves its respective right to file a complaint with the Commission with respect to the Tariff rates and charges of the other Party.

          20.3 Upon request by BA, Level 3 shall, at any time and from time to time, provide to BA adequate assurance of payment of amounts due (or to become due) to BA hereunder. Assurance of payment of charges may be requested by BA if Level 3 (a) in BA’s reasonable judgment, at the Effective Date or at any time thereafter, is unable to demonstrate that it is creditworthy, (b) fails to timely pay (or fails to give notice of a bona fide dispute pursuant to Section 28.8 hereof with respect to) a bill rendered to Level 3 by BA, (c) in BA’s reasonable judgment, at the Effective Date or at any time thereafter, does not have established credit with BA or (d) admits its inability to pay its debts as such debts become due, has commenced a voluntary case (or has had a case commenced against it) under the U.S. Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts or the like, has made an assignment for the benefit of creditors or is subject to a receivership or similar proceeding. Unless otherwise agreed by the Parties, the assurance of payment shall, at BA’s option, consist of (i) a cash security deposit in U.S. dollars held in an account by BA or (ii) an unconditional, irrevocable standby letter of credit naming BA as the beneficiary thereof and otherwise in form and substance satisfactory to BA from a financial institution acceptable to BA, in either case in an amount equal to two (2) months anticipated charges (including, without limitation, both recurring and non-recurring charges), as reasonably determined by BA, for the services, facilities or arrangements to be provided by BA to Level 3 in connection with this Agreement. To the extent that BA opts for a cash deposit, the Parties intend that the provision of such deposit shall constitute the grant of a security interest pursuant, Article 9 of the Uniform Commercial Code as in effect in any relevant jurisdiction. If required by an applicable BA Tariff or by Applicable Law, interest will be paid on any such deposit held by BA at the higher of the stated interest rate in such Tariff or in the provisions of Applicable Law. BA may (but is not obligated to) draw on the letter of credit or funds on deposit in the account, as applicable, upon notice to Level 3 in respect of any amounts billed hereunder that are not paid within thirty (30) days of the date of the applicable statement of charges prepared by BA. The fact that a security deposit or a letter of credit is requested by BA hereunder shall in no way relieve Level 3 from compliance with BA’s regulations as to advance payments and payment for service, nor constitute a waiver or modification of the terms herein pertaining to the discontinuance of service for nonpayment of any sums due to BA for the services, facilities or arrangements rendered.

21.0 INSURANCE

          21.1 Level 3 shall maintain during the term of this Agreement all insurance and/or bonds required to satisfy its obligations under this Agreement and all insurance and/or bonds required by Applicable Law, including, without limitation, its obligations set forth in Section 24 hereof. At a minimum and without limiting the foregoing covenant, Level 3 shall maintain the following insurance:

               (a) Commercial General Liability Insurance, on an occurrence basis, including but not limited to, premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, and personal injury, with limits of at least $2,000,000 combined single limit for each occurrence.

(b) Automobile Liability, Comprehensive Form, with limits of at least $500,000 combined single limit for each occurrence.

(c) Excess Liability, in the umbrella form, with limits of at least $10,000,000 combined single limit for each occurrence.

(d) Worker’s Compensation Insurance as required by Applicable Law and Employer’s Liability Insurance with limits of not less than $1,000,000 per occurrence.

21.2 Level 3 shall name BA as an additional insured on the foregoing insurance, except with respect to Worker’s Compensation Insurance.

          21.3 Level 3 shall, within two (2) weeks of the date hereof and on a semi-annual basis thereafter, furnish certificates or other proof of the foregoing insurance acceptable to BA. The certificates or other proof of the foregoing insurance shall be sent to: Director - Interconnection Services; Bell Atlantic Telecom Industry Services; 1095 Avenue of the Americas; Room 1423; New York, NY 10036. In addition, Level 3 shall require its agents, representatives, and contractors, if any, that may enter upon the premises of BA or BA’s affiliated companies to maintain similar and appropriate insurance and, if requested, to furnish BA certificates or other adequate proof of such insurance. Certificates furnished by Level 3 or Level 3’s agents, representatives, or contractors shall contain a clause stating: “Verizon Rhode Island shall be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the insurance.”

22.0 PERM AND TERMINATION.

               22.1 This Agreement shall be effective as of the Effective Date and, unless cancelled or terminated earlier in accordance with the terms hereof; shall continue in effect until September 30, 2002 (the “Initial Term”). Thereafter, this Agreement shall continue in force and effect unless and until cancelled or terminated as provided in this Agreement.

22.2 Either Level 3 or BA may terminate this Agreement effective upon the expiration of the Initial Term or effective upon any date after expiration of the Initial Term by providing written notice of termination at least ninety (90) days in advance of the date of termination.

          22.3 Both Level 3 and BA shall have the right to request negotiation of a new interconnection agreement at any time beginning January 1, 2002. Any such request must be provided to the other Party in writing and shall be deemed a request for negotiation under Section 251 of the Act. If either Level 3 or BA provides notice of termination pursuant to Section 22.2 and on or before the proposed date of termination either Level 3 or BA has requested negotiation of a new interconnection agreement, unless this Agreement is cancelled or terminated earlier in accordance with the terms hereof, this Agreement shall remain in effect during the “interim period” beginning on the proposed date of termination (which date shall not be earlier than September 30, 2002) and ending on the earlier of. (a) the effective date of a new interconnection agreement between Level 3 and BA; or, (b) the date one (1) year after the proposed date of termination; provided, however, that notwithstanding any other provision in this Agreement, if the Commission, the FCC or a court of competent jurisdiction should at any time after the date hereof issue or release an order, or if a federal or state legislative authority should enact a statute, that by its terms (i) expressly supercedes or modifies existing interconnection agreements and (ii) specifies a rate or rate structure for reciprocal compensation, , or access charges that is to apply to Internet Traffic, then the Parties shall promptly amend this Agreement to reflect the terms of such order or statute for the foregoing interim period (but, for the avoidance of any doubt, not for any period prior to the start of such interim period); provided further that, if such order or statute does not expressly supercede or modify existing interconnection agreements, then either Party, in its sole discretion, may elect, on any date from and after the beginning of the foregoing interim period (but, for the avoidance of any doubt, not prior to the start of such interim period), to terminate the provisions set forth herein with thirty (30) days advance written notice to the other Party (it being understood, for the avoidance of any doubt, that such notice may be provided (but not yet be effective) prior to the start of such interim period). In the event either Party elects to exercise its right to terminate the provisions, then the Parties shall promptly amend this Agreement to reflect the terms of such order or statute, and any such amendment shall be retroactive to the effective date of the termination (but, for the avoidance of any doubt, shall not be retroactive with respect to any period prior to October I, 2002).

          22.4 If either Level 3 or BA provides notice of termination pursuant to Section 22.2 and by 11:59 PM Eastern Time on the proposed date of termination neither Level 3 nor BA has requested negotiation of a new interconnection agreement, (a) this Agreement will terminate at 11:59 PM Eastern Time on the proposed date of termination, and (b) the Services being provided under this Agreement at the time of termination will be terminated, except to the extent that the purchasing Party has requested that such Services continue to be provided pursuant to an applicable Tariff. In any event, should termination of the Agreement be contemplated pursuant to this Section 22.4, the Parties agree to take commercially reasonable steps to minimize end user Customer disruption and to ensure an orderly transition in the provision of services.

          22.5 If either Party defaults in the payment of any amount due hereunder (that is not the subject of a bona fide, good faith dispute hereunder), or if either Party materially violates any other material provision of this Agreement, and such default or violation shall continue for sixty (60) days after written notice thereof, the other Party may terminate this Agreement or suspend the provision of any or all services hereunder by providing written notice to the defaulting Party. At least twenty-five (25) days prior to the effective date of such termination or suspension, the other Party must provide the defaulting Party and the appropriate federal and/or state regulatory bodies with written notice of its intention to terminate the Agreement or suspend service if the default is not cured. Notice shall be posted by overnight mail, return receipt requested. If the defaulting Party cures the default or violation within the sixty (60) day period, the other Party shall not terminate the Agreement or suspend service provided hereunder but shall be entitled to recover all reasonable costs, if any, incurred by it in connection with the default or violation, including, without limitation, costs incurred to prepare for the termination of the Agreement or the suspension of service provided hereunder.

23.0 DISCLAIMER OF REPRESENTATIONS AND WARRAN1IES

          EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NEITHER PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FACILITIES OR ARRANGEMENTS PROVIDED HEREUNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM ANY OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

24.0 INDEMNIFICATION

          24.1 BA agrees to indemnify, defend and hold harmless Level 3 from and against any and all Losses resulting from any claims, demands, suits, governmental proceedings, or other actions:

               (a) relating to personal injury to or death of any person, or damage to, or destruction or loss of, real and/or personal property of any person, arising from transactions or activities relating to this Agreement, to the extent such injury, death, damage, destruction or loss, was proximately caused by the negligent or otherwise tortious acts or omissions of BA; or

               (b) made, instituted, or asserted by BA’s own. Customer(s) against Level 3 arising out of Level 3’s provision of services to BA under this Agreement (except for a Loss as to which Level 3 is obligated to indemnify BA under Section 24.2(a)).

24.2 Level 3 agrees to indemnify, defend and hold harmless BA from and against any and all Losses resulting from any and all claims, demands, suits, governmental proceedings, or other actions:

               (a) relating to personal injury to or death of any person, or damage to, or destruction or loss of, real and/or personal property, owned by any person, arising from transactions or activities relating to this Agreement, to the extent such injury, death, damage, destruction or loss, was proximately caused by the negligent or otherwise tortious acts or omissions of Level 3; or

               (b) made, instituted, or asserted by Level 3’s own Customer(s) against BA arising out of BA’s provision of services to Level 3 under this Agreement (except for a Loss as to which BA is obligated to indemnify Level 3 under Section 24.1(a)).

          24.3 Nothing in Sections 24.1 and 24.2 shall affect or limit any claims, remedies, or other actions the indemnifying Party may have against the indemnified Party under this Agreement, any other contract, any applicable Tariff(s), or Applicable Law, relating to the indemnified Party’s provision of services, facilities or arrangements to the indemnifying Party under this Agreement.

          24.4 A Party’s obligation to indemnify the other Party as provided herein shall be conditioned upon the following:

               (a) The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification. However, the failure to give such notice shall release the Indemnifying Party from its obligations under this Section 24.0 only to the extent the failure to give such notice has prejudiced the indemnifying Party.

               (b) The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at the indemnified Party’s sole cost and expense.

               (c) In no event shall the indemnifying Party settle or consent to any judgment in an action without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld. However, in the event the settlement or judgment requires a contribution from or affects the rights of the indemnified Party, the indemnified Party shall have the right to refuse such settlement or judgment and, at its own cost and expense, take over the defense against such Loss, provided that in such event the indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the indemnified Party against, the Loss for any amount in excess of such refused settlement or judgment.

               (d) The indemnified Party shall, in all cases, assert any and all provisions in its Tariffs that limit liability to third parties as a bar to any recovery by the third party claimant in excess of such limitation of liability.

(e) The indemnified Party shall offer the indemnifying Party all reasonable cooperation and assistance in the defense of any such action.

          24.5 Each Party agrees that it will not implead or bring any action against the other Party or its affiliates, or any of their respective directors, officers, agents or employees, based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by the other Party and that arises out of performance of this Agreement.

25.0 LIMITATION OF LIABILITY

          25.1 The liability of either Party to the other Party for damages, claims or other losses arising out of failure to comply with a direction to install, restore or terminate facilities, or out of failures, mistakes, omissions, interruptions, delays, errors, defects or the like (collectively, “Errors”)

occurring in the course of furnishing any services, arrangements, or facilities hereunder shall be determined in accordance with the terms of the applicable Tariff(s) of the providing Party. In the event no Tariff(s) apply, the providing Party’s liability for such Errors shall not exceed an amount equal to the pro rata applicable monthly charge for the period in which such Errors occur. Recovery of said amount shall be the injured Party’s sole and exclusive remedy against the providing Party for such Errors.

          25.2 Neither Party shall be liable to the other Party in connection with the provision or use of services offered under this Agreement for indirect, incidental, consequential, reliance, punitive, or like damages, including ,without limitation, damages for lost profits (collectively, “Consequential Damages”), regardless of the form of action, whether in contract, warranty, strict liability, tort or otherwise, including, without limitation, negligence of a Party, even if the other Party has been advised of the possibility of such damages; provided that the foregoing shall not limit a Party’s obligation under Section 24 hereof.

26.0 PERFORMANCE STANDARDS FOR SPECIFIED ACTIVITIES

          26.1 Performance Standards

     BA shall provide Interconnection and unbundled Network Elements, and make its Telecommunication Services available for resale, all as set forth herein in accordance with the performance standards set forth in Section 251(c) of the Act and the FCC Regulations.

          26.2 Performance Reporting

     26.2.1 To the extent required by the FCC Order in the Application of BELL ATLANTIC Corporation, Transferee, For Consent to Transfer Control of BELL ATLANTIC Corporation and its Subsidiaries, NSD-L-96-10, Memorandum Opinion and Order (August 14, 1997) (“the FCC Merger Order”), BA shall provide Level 3 with the Performance Monitoring Reports applicable to Level 3 in accordance with the requirements of said FCC Merger Order.

            26.2.2 To the extent required by Appendix D, Section V, “Carrier-to-Carrier Performance Plan (Including Performance Measurements),” and Appendix D, Attachment A, “Carrier-to-Carrier Performance Assurance Plan,” of the Memorandum Opinion and Order In re Application of GTE Corporation, Transferor, and BELL ATLANTIC CORPORATION, Transferee, For Consent to Transfer Control of Domestic and International Sections 214 and 310 Authorizations and Application to Transfer Control of a Submarine Cable Landing License, CC Docket No. 98-184 (June 16, 2000), BA shall provide performance measurement results to Level 3.

                     26.2.3 Level 3 agrees that the performance information included in the Performance Monitoring Reports and the performance measurement results described in Sections 26.2.1 and 26.2.2 hereof is confidential and proprietary to BA, and shall be used by Level 3 solely for internal performance assessment purposes, for purposes of joint Level 3 and BA assessments of service performance, and for reporting to the Commission, the FCC, or courts of competent jurisdiction, under cover of an agreed-upon protective order, for the sole purpose of enforcing BA’s obligations hereunder. Level 3 shall not otherwise disclose this information to third parties.

27.0 COMPLIANCE WITH LAWS; REGULATORY APPROVAL

          27.1 Each Party shall remain in compliance with Applicable Law in the course of performing this Agreement. Each Party shall promptly notify the other Party in writing of any governmental action that suspends, cancels, withdraws, limits, or otherwise materially affects its ability to perform its obligations hereunder.

          27.2 The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC as an integral part of BA’s application pursuant to Section 271(d) of the Act. In the event that any one or more of the provisions contained herein in BA’s reasonable determination is likely to adversely affect BA’s application pursuant to Section 271(d) of the Act, the Parties agree to make only the minimum revisions necessary to eliminate the inconsistency or amend the application-affecting provision(s).

          27.3 Except as explicitly provided in Sections 4.2.4, 5.7 and 22 of this Agreement, in the event of a change in Applicable Law that materially affects any material term of this Agreement, the rights or obligations of either Party hereunder, or the ability of either Party to perform any material provision hereof, the Parties shall renegotiate in good faith such affected provisions with a view toward agreeing to acceptable new terms as may be required or permitted as a result of such legislative, regulatory, judicial or other legal action.

          27.4 Except as explicitly provided in Sections 4.2.4, 5.7 and 22 of this Agreement, notwithstanding anything else herein to the contrary, if, as a result of any decision, order or determination of any judicial or regulatory authority with jurisdiction over the subject matter hereof, it is determined that BA is not required to famish- any service, facility or arrangement, or to provide any benefit required to be furnished or provided to Level 3 hereunder, then BA may discontinue the provision of any such service, facility, arrangement or benefit to the extent permitted by any such decision, order or determination by providing ninety (90) days prior written notice to Level 3, unless a different notice period or different conditions are specified in this Agreement (including, but not limited to, in an applicable Tariff or Applicable Law) for termination of such service, in which event such specified period and/or conditions shall apply.

28.0 MISCELLANEOUS

          28.1 Authorization

          28.1.1 BA is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

          28.1.2 Level 3 is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          28.1.3 Level 3 represents that it is a certified provider of local exchange services in the State of Rhode Island.

          28.2 Independent Contractor; Disclaimer of Agency

          Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party’s contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers’ compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party’s business.

          28.3 Force Majeure

          Neither Party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such Party, including, without limitation: adverse weather conditions, fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any governmental or legal body; labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; or delays caused by the other Party or by other service or equipment vendors beyond the Party’s reasonable control; or any other acts or occurrences beyond the Party’s reasonable control (the fact that a particular delay or failure in performance was foreseen or foreseeable not necessarily being indicative or non-indicative of whether or not the act or occurrence was within a Party’s reasonable control) (any of the foregoing, a “Force Majeure Event”). In such event, the nonperforming Party shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party’s obligations relate to the performance so interfered with). The non-performing Party shall use its commercially reasonable efforts to avoid or remove the cause(s) of non-performance and both Parties shall proceed to perform with dispatch once the cause(s) are removed or cease. Notwithstanding the above, in no case shall a Force Majeure Event excuse either Party from the obligation to pay money when due under this Agreement, nor require the non-performing Party to settle any labor dispute except as the non-performing Party, in its sole discretion, determines appropriate. Each Party agrees to treat the other in parity with the manner in which it treats itself and any other entities with regard to a Force Majeure Event

          28.4 Confidentiality

                    28.4.1 All information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, that is furnished by one Party to the other Party and that:

(a) contains customer specific, facility specific, or usage specific information, other than customer information communicated for the purpose of publication or directory database inclusion, or

(b) is in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as “Confidential” or “Proprietary,” or

(c) is communicated orally and declared to the receiving Party at the time of delivery, and by written notice given to the receiving Party within ten (10) days after delivery, to be “Confidential” or ‘Proprietary” (collectively referred to as ‘Proprietary Information”), shall remain the property of the disclosing Party.

                    28.4.2 Each Party shall keep all of the other Party’s Proprietary Information confidential in the same manner it holds its own Proprietary Information confidential (which in all cases shall be no less than in a commercially reasonable manner) and shall use the other Party’s Proprietary Information only for performing the covenants contained in this Agreement. Neither Party shall use the other Party’s Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing or to enforce its rights hereunder (provided that the Party wishing to disclose the other Party’s Proprietary Information submits the same to the Commission, the FCC or courts of competent jurisdiction, as applicable, under a request for a protective order).

28.4.3 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Proprietary Information that:

(a) was, at the time of receipt, already known to the receiving Party free of any obligation to keep it confidential as evidenced by written records prepared prior to delivery by the disclosing Party; or

(b) is or becomes publicly known through no wrongful act of the receiving Party; or

(c) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or

(d) is independently developed by an employee, agent, or contractor of the receiving Party that is not involved in any manner with the provision of services pursuant to this Agreement and does not have any direct or indirect access to the Proprietary Information; or

(e) is approved for release by written authorization of the disclosing Party; or

(f) is required to be made public by the receiving Party pursuant to Applicable Law, provided that the receiving Party shall have made commercially reasonable efforts to give adequate notice of the requirement to the disclosing Party in order to enable the disclosing Party to seek protective orders.

                    28.4.4 Following termination or expiration of this Agreement, and upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary information, whether written, graphic, electromagnetic or otherwise, except that the receiving Party may retain one copy for archival purposes only.

                    28.4.5 Notwithstanding any other provision of this Agreement, the provisions of this Section 28.4 shall apply to all Proprietary information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the Effective Date.

                    28.4.6 The Parties’ obligations with respect to Proprietary information under this Section 28 shall not last beyond any time limitations therefor mandated under State law.

          28.5 Choice of Law

          The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the state in which this Agreement is to be performed, except for its conflicts of laws provisions. In addition, insofar as and to the extent federal law may apply, federal law will control.

          28.6 Taxes

                    28.6.1 In General. With respect to any purchase hereunder of services, facilities or arrangements, if any federal, state or local tax, fee, surcharge or other tax-like charge (a “Tax”) is required or permitted by Applicable Law to be collected from the purchasing Party by the providing Party, then (i) the providing Party shall properly bill the purchasing Party for such Tax, (ii) the purchasing Party shall timely remit such Tax to the providing Party and (iii) the providing Party shall timely remit such collected Tax to the applicable taxing authority.

                    28.6.2 Taxes Imposed, on the Providing Party. With respect to any purchase hereunder of services, facilities or arrangements, if any federal, state or local Tax is imposed by Applicable Law on the receipts of the providing Party, and such Applicable Law permits the providing Party to exclude certain receipts received from sales for resale to a public utility, distributor, telephone company, local exchange carrier, telecommunications company or other communications company (“Telecommunications Company”), such exclusion being based solely on the fact that the purchasing Party is also subject to a tax based upon receipts (“Receipts Tax”), then the purchasing Party (i) shall provide the providing Party with notice in writing in accordance with Section 28.6.6 of this Agreement of its intent to pay the Receipts Tax and (ii) shall timely pay the Receipts Tax to the applicable tax authority.

                    28.6.3 Taxes Imposed on Customers. With respect to any purchase hereunder of services, facilities or arrangements that are resold to a third party, if any federal, state or local Tax is imposed by Applicable Law on the subscriber, end-user, Customer or ultimate consumer (“Subscriber”) in connection with any such purchase, which a Telecommunications Company is required to impose and/or collect from a Subscriber, then the purchasing Party (i) shall be required to impose and/or collect such Tax from the Subscriber and (ii) shall timely remit such Tax to the applicable taxing authority.

                    28.6.4 Liability for Uncollected Tax, Interest and Penalty. If the providing Party has not received an exemption certificate and fails to collect any Tax as required by Section 28.6.1, then, as between the providing Party and the purchasing Party, (i) the purchasing Party shall remain liable for such uncollected Tax and (ii) the providing Party shall be liable for any interest assessed thereon and any penalty assessed with respect to such uncollected Tax by such authority. If the providing Party properly bills the purchasing Party for any Tax but the purchasing Party fails to remit such Tax to the providing Party as required by Section 28.6.1, then, as between the providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the providing Party does not collect any Tax as required by Section 28.6.1 because the purchasing Party has provided such providing Party with an exemption certificate that is later found to be inadequate by a taxing authority, then, as between the providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with. respect to such uncollected Tax by the applicable taxing authority. If the purchasing Party fails to pay the Receipts Tax as required by Section 28.6.2, then, as between the providing Party and the purchasing Party, (x) the providing Party shall be liable for any Tax imposed on its receipts and (y) the purchasing Party shall be liable for any interest assessed thereon and any penalty assessed upon the providing Party with respect to such Tax by such authority. If the purchasing Party fails to impose and/or collect any Tax from Subscribers as required by Section 28.6.3, then, as between the providing Party and the purchasing Party, the purchasing Party shall remain liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. With respect to any Tax that the purchasing Party has agreed to pay, or is required to impose on and/or collect from Subscribers, the purchasing Party agrees to indemnify and hold the providing Party harmless on an after-tax basis for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to recover the Tax from the providing Party due to the failure of the purchasing Party to timely pay, or collect and timely remit, such Tax to such authority. In the event either Party is audited by a taxing authority, the other Party agrees to cooperate fully with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

                    28.6.5 Tax Exemptions and Exemption Certificates. If Applicable Law clearly exempts a purchase hereunder from a Tax, and if such Applicable Law also provides an exemption procedure, such as an exemption-certificate requirement, then, if the purchasing Party complies with such procedure, the providing Party shall not collect such Tax during the effective period of such exemption. Such exemption shall be effective upon receipt of the exemption certificate or affidavit in accordance with the terms set forth in Section 28.6.6. If Applicable Law clearly exempts a purchase hereunder from a Tax, but does not also provide an exemption procedure, then the providing Party shall not collect such Tax if the purchasing Party (i) furnishes the providing Party with a letter signed by an officer requesting such an exemption and citing the provision in the Applicable Law which clearly allows such exemption and (ii) supplies the providing Party with an indemnification agreement, reasonably acceptable to the providing Party (.g., an agreement commonly used in the industry), which holds the providing Party harmless on an after-tax basis with respect to its forbearing to collect such Tax.

                    28.6.6 If any discount or portion of a discount in price provided to Level 3 under this Agreement (including, but not limited to, a wholesale discount provided for in Exhibit A) is based on anticipated Tax savings to BA because it was anticipated that receipts from sales of BA services that would otherwise be subject to a Tax on such receipts could be excluded from such Tax under Applicable Law because the BA services would be sold to Level 3 for resale, and BA is, in fact, required by Applicable Law to pay such Tax on receipts from sales of BA services to Level 3, then, as between BA and Level 3, Level 3 shall be liable for, and shall indemnify and hold harmless BA against (on an after-tax basis), any such Tax and any interest and/or penalty assessed by the applicable taxing authority on either Level 3 or BA with respect to the Tax on BA’s receipts.

                    28.6.7 All notices, affidavits, exemption-certificates or other communications required or permitted to be given by either Party to the other, for purposes of this Section 28.6, shall be made in writing and shall be delivered in person or sent by certified mail, return receipt requested, or registered mail, or a courier service providing proof of service, and sent to the addressees set forth in Section 28.10 as well as to the following:

To Bell Atlantic:	Tax Administration
Bell Atlantic Corporation
1095 Avenue of the Americas
Room 3109
New York, NY 10036

To Level 3:	Director of Tax Administration
Level 3 Communications, LLC
1025 Eldorado Blvd.
Broomfield, CO 80021

Either Party may from time to time designate another address or other addressees by giving notice is accordance with the terms of this Section 28.6. Any notice or other communication shall be deemed to be given when received.

          28.7 Assignment

          Neither Party may assign this Agreement or any of its rights or obligations hereunder to a third party without the written consent of the other Party; provided, however, that either Party may assign. this Agreement to an affiliate, without the other Party’s prior written consent (but with written notice thereof to the other Party), upon the provision of reasonable evidence by the proposed assignee that it has the resources, ability, and authority to provide satisfactory performance under this Agreement, and provided further that the proposed assignee is in good standing with the other Party. Any assignment or delegation in violation of this subsection 29.7 shall be void and ineffective and constitute a default of this Agreement. For the purposes of this Section, the term “affiliate” shall mean any entity that controls, is controlled by, or is under common control with the assigning Party. The forgoing shall not be construed to prevent a Party from granting a security interest in this Agreement.

          28.8 Billing and Payment; Disputed Amounts

                    28.8.1 Except as may otherwise be provided in this Agreement, each Party shall submit on a monthly basis an itemized statement of charges incurred by the other Party during the preceding month(s) for services, facilities or arrangements provided hereunder. Payment of amounts billed under this Agreement, whether billed on a monthly basis or as otherwise provided herein, shall be due, in immediately available U.S. funds, on the later of (a) thirty (30) days following the date of such statement, or (b) twenty (20) days from the date of receipt of such statement.

                    28.8.2 Although it is the intent of both Parties to submit timely and accurate statements of charges, failure by either Party to present statements to the other Party in a timely manner shall not constitute a breach or default, or a waiver of the right to payment of the incurred charges, by the billing Party under this Agreement, and the billed Party shall not be entitled to dispute the billing Party’s statement(s) based on such Party’s failure to submit them in a timely fashion.

                    28.8.3 If any portion of an amount due to a Party (the “Billing Party”) under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the “Non-Paying Party”) shall within sixty (60) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes (“Disputed Amounts”) and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties.

                    28.8A If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within thirty (30) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

                    28.8.5 If the Parties are unable to resolve issues related to the Disputed Amounts within thirty (30) days after the Parties’ appointment of designated representatives pursuant to Section 28.8.4, or if either Party fails to appoint a designated representative within thirty (30) days of the end of the thirty (30) day period referred to Section 28.8.4, then either Party may file a complaint with the Commission or any other authority of competent jurisdiction to resolve such issues or proceed with any other remedy pursuant to law or equity.

                    28.8.6 The Parties agree that all negotiations pursuant to this Section 28.8 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                    28.8.7 Charges which are not paid by the due date stated on BA’s bill shall be subject to a late payment charge. The late payment charge shall be an. amount specified by BA which shall not exceed a rate of one and one half percent (1 1/12%) of the overdue amount (including any unpaid previously billed late payment charges) per month.

          28.9 Dispute Resolution

          Except as otherwise provided in this Agreement, any dispute between the Parties regarding the interpretation or enforcement of this Agreement or any of its terms shall be addressed by good faith attempts at conducting good faith negotiation between the Parties, in the first instance. Should such negotiations fail to resolve any dispute under this Agreement in a reasonable time (given, among other things, the circumstances giving rise to the dispute, the scope of perceived harm to the Parties, and the perceived threat to the services provided to Customers), either Party may initiate an appropriate action in any regulatory or judicial forum of competent jurisdiction.

          28.10 Notices

          Except as otherwise provided in this Agreement, notices given by one Party to the other Party under this Agreement shall be in writing and shall be (a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested, or (d) delivered by telecopy to the following addresses of the Parties:

To Level 3:

Level 3 Communications, LLC
Tony Sachefti, Direcor-Interconnection Services
1025 Eldorado Blvd.
Broomfield, CO 80021
Tel.: (720) 888-1000

with a copy to:

Michael R. Romano, Esq.
Level 3 Communications, LLC
1025 Eldorado Blvd.
Broomfield, CO 80021
Facsimile: (720) 888-5134

To BA:

Director - Interconnection Services
Bell Atlantic Telecom Industry Services
1095 Avenue of the Americas
Room 1423
New York, NY 10036
Facsimile: 212/704-4381

with copies to:

VERIZON
1095 Avenue of Americas
40th Floor

New York, NY 10036
Attn: General Counsel
Facsimile: (212) 597-2560
Associate General Counsel — Telecom
1320 N. Court House Road
8th Floor

Arlington, VA 22201
Facsimile: 703/974-0744

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified -U.S. mail, or (iv) on the date set forth on the confirmation in the case of telecopy.

          28.11 Joint Work Product

          This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

          28.12 No Third Party Beneficiaries

          This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder.

          28.13 No Licenses

                    28.13.1 Nothing in this Agreement shall be construed as the grant of a license with respect to any patent, copyright, trademark, trade name, trade secret or any other proprietary or intellectual property now or hereafter owned, controlled or licensable by either Party. Neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right of the other Party except in accordance with the terms of a separate license agreement between the Parties granting such rights.

                    28.13.2 Except as may be required under Section 28.13.4 hereof, neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other Party or its Customers based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision of any facilities by either Party under this Agreement, alone or in combination with that of the other Party, constitutes direct, vicarious or contributory infringement or inducement to infringe, misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any Party or third party. Each Party, however, shall offer to the other reasonable cooperation and assistance in the defense of any such claim.

                    28.13.3 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE USE BY EACH PARTY OF THE OTHER’S FACILITIES, ARRANGEMENTS, OR SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT GIVE RISE TO A CLAIM OF INFRINGEMENT, MISUSE, OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT.

                    28.13.4 Level 3 agrees that the rights granted by BA hereunder shall, where applicable, be subject to the restrictions, if any, contained in any current software license agreements between BA and BA’s software vendors. If BA asserts any such restrictions, BA shall provide written notice thereof to Level 3, and upon receipt of written request by Level 3, BA shall provide a copy of the applicable restrictive provisions in the subject license agreement(s), except to the extent that BA is prohibited from doing so by a confidentiality obligation; provided, however, that in the case of such a confidentiality obligation, BA shall exercise commercially reasonable best efforts to make a copy of the subject license agreement(s) available to Level 3, although in no event shall BA be required to expend funds or undertake any additional obligations to make such information available to Level 3. Level 3 acknowledges that functions and features made available to it hereunder through the use of third party proprietary products may involve additional terms and conditions and/or separate licensing to Level 3; provided, however, BA agrees that it shall comply with the requirements, if any, of Applicable Law with respect to making efforts to secure intellectual property rights from third parties necessary for Level 3 to make use of BA services and facilities.

          28.14 Technology Upgrades

          Notwithstanding any other provision of this Agreement, BA shall have the right to deploy, upgrade, migrate and maintain its network at its discretion. The Parties acknowledge that BA, at its election, may deploy fiber throughout its network and that such fiber deployment may inhibit or facilitate Level 3’s ability to provide service using certain technologies. Nothing in this Agreement shall limit BA’s ability to upgrade its network through the incorporation of new equipment, new software or otherwise. Level 3 shall be solely responsible for the cost and effort of accommodating such changes in its own network. BA shall, however, notify Level 3 in writing of any technology upgrades that would materially affect BA’s provision of services or facilities hereunder, as soon as reasonably possible after the decision is made to implement such upgrades, so that Level 3 will have reasonable time to make alternative arrangements as necessary. In no event shall such notice be less than sixty (60) days in advance of the upgrade to be implemented by BA.

          28.15 Survival

          The Parties’ obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement (including, without limitation, the obligation to pay amounts owed hereunder (to include indemnification obligations) and the obligation to protect the other Party’s Proprietary Information) shall survive the termination or expiration of this Agreement.

          28.16 Entire Agreement

          The terms contained in this Agreement and any Schedules, Exhibits, Tariffs and other documents or instruments referred to herein that are incorporated into this Agreement by this reference constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any and all understandings, proposals and other communications, oral or written regarding such subject matter that have been made or entered into prior to the effective date hereof, November 1, 2000. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party’s form documents, purchase orders, quotations, acknowledgments, invoices or other communications.

          28.17 Counterparts

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          28.18 Modification, Amendment, Supplement, or Waiver

          No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties. A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options.

          28.19 Successors and Assigns

          This Agreement shall be binding on and inure to the benefit of the Parties and their respective legal successors and permitted assigns.

          28.20 Publicity and Use of Trademarks or Service Marks

          Neither Party nor its subcontractors or agents shall use the other Party’s trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party’s prior written consent.

          28.21 Cooperation With Law Enforcement

          BA may cooperate with law enforcement authorities to the full extent required or permitted by Applicable Law in matters related to services provided by BA hereunder, including, but not limited to, the production of records; the establishment of new lines or the installation of new services on an existing line in order to support law enforcement operations; and the installation of wiretaps, trap-or-trace devices and pen registers. BA shall not have the obligation to inform the Customers of Level 3 of such law enforcement requirements, except to the extent required by Applicable Law. BA will inform Level 3 of such law enforcement requirements, unless an appropriate governmental authority requests that notice to Level 3 be withheld, or such disclosure is otherwise inconsistent with Applicable Law. Where a law enforcement requirement relates to the establishment of new lines (including, but not limited to, lines established to support interception of communications on other lines), or the installation of services on existing lines, BA may take measures to prevent CLECs from obtaining access to information concerning such lines or services through operations support system interfaces, whenever an appropriate governmental authority so requests. A requirement that the existence of the lines or services not be disclosed shall be interpreted as including a requirement to block access to information concerning the lines or services through operations support system interfaces. BA will not be liable to any person for any economic harm, personal injury, invasion of any right of privacy, or any other harm, loss or injury, caused or claimed to be caused, directly or indirectly, by actions taken by BA to block, or by its failure to block, access to information concerning particular lines or services through operations support systems interfaces or otherwise.

          28.22 CLEC Certification

          Notwithstanding any other provision of this Agreement, BA shall have no obligation to perform under this Agreement until such time as Level 3 has obtained a Certificate of Public Convenience and Necessity (CPCN) or such other Commission authorization as may be required by law as a condition for conducting business in Rhode Island as a local exchange carrier.

          28.23 Section 252(i)

          Except as set forth in Section 5.7.3 hereof, nothing in this Agreement shall be construed to prevent either Party from exercising any rights it may hold under Section 252(i) of the Act. Except as set forth in Section 5.73 hereof, nothing in this Agreement shall be construed to excuse either Party from any obligations it may bear under Section 252(i) of the Act.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 1st day of November, 2000.

LEVEL 3 COMMUNICATIONS, LLC	VERIZON RHODE ISLAND

By:	By:

Printed:	Printed:

Title:	Title:

SCHEDULE 4.0

NETWORK INTERCONNECTION SCHEDULE

Rhode Island RESIDENTIAL SERVICES

LATA	LP SITE	CLLI CODE REFERENCE

Level 3 IPs
LATA 130	BA Tandem — Providence	PRVDRIWANT
BA LPs

The BA terminating End Office serving the BA Customer or the BA Tandem subtended by the terminating End Office serving the BA Customer

SCHEDULE 4.2

INTERCONNECTION POINTS FOR DIFFERENT TYPES OF TRAFFIC

          Each Party shall provide the other Party with Interconnection to its network at the following points for transmission, routing and termination subject to the availability of facilities. Compensation for such facilities will be as set forth in Exhibit A or as provided elsewhere herein.

          1. For the termination of Local Traffic,                                              or Toll Traffic originated by one Party’s Customer and terminated to the other Party’s Customer, at the points set forth in Section 4 of the main body of the Agreement.

          2. For the termination of Meet Point Billing Traffic from an IXC to:

                    (a) Level 3, at the Level 3-IP in LATA in which the Traffic is to terminate.

                    (b) BA, at the BA-IP in LATA in which the Traffic is to terminate.

          3. For the termination of Transit Traffic from an ITC, wireless carrier, or other CLEC to:

                    (a) Level 3, at the Level 3-IP in which the Traffic is to terminate.

                    (b) BA, at the BA-IP in LATA in which the Traffic is to terminate.

          4. For 911/E911 traffic originated on Level 3’s network, at the PSAP in areas where only Basic 911 service is available, or at the BA 911/E911 Tandem Office serving the area in which the Level 3Customer is located, in accordance with applicable state laws and regulations and PSAP requirements.

          5. For Directory Assistance (411 or NPA-555-1212) traffic, at the applicable BA operator services Tandem Office.

          6. For Operator Services (call completion) traffic, at the applicable BA operator services Tandem Office.

          7. For BLV/BLVI traffic, at the terminating Party’s operator services Tandem Office.

          8. For SS7 signaling originated by:

                    (a) Level 3, at mutually agreed-upon Signaling Point of Interconnection(s) (“SPOI”) in the LATA in which the Local Traffic,                                              or Toll Traffic originates, over CCSAC links provisioned in accordance with Bellcore GR-905 and Bell Atlantic Supplement Common Channel Signaling Network Interface Specification (BA 905).

                    (b) BA, at mutually agreed-upon SPOIs in the LATA in which the Local Traffic,                                              or Toll Traffic originates, over a CCSAC links provisioned in accordance with Bellcore GR-905 and BA-905.

Alternatively, either Party may elect to interconnect for SS7 signaling through a commercial SS7 hub provider.

          9. For toll free service access code (e.g., 800/888/877) database inquiry traffic, at any BA Signaling Transfer Point in the LATA in which the originating Level 3Wire Center is located, over a CCSAC link. Alternatively, Level 3may elect to interconnect through a commercial SS7 hub provider.

          10. For Line Information Database (“LIDB”) inquiry traffic, at any BA Signaling Transfer Point in the LATA in which the LIDB is located, over a CCSAC link. Alternatively, Level 3may elect to interconnect through a commercial SS7 hub provider.

          11. For any other type of traffic, at reasonable points to be agreed upon by the Parties, based on the network architecture of the terminating Party’s network.

SCHEDULE 5.6

APPLICABLE FACTORS for Rhode Island

PIU and PLU factors may be reported at the state or LATA level.

FOR TRAFFIC ORIGINATING FROM:	AND TERMINATING TO:	LATA	PIU (%)	FLU (%)

BA	Level 3	ALL	0	95

Level 3	BA	ALL	10	80

CUSTOMER: Level 3

STATE:	Rhode Island

BILLING CONTACT NAME:	________________________

BILLING CONTACT NUMBER:	________________________

BILLING CONTACT ADDRESS:	________________________

Level 3 ACNA to be used when
ordering Interconnections Trunks: Level 3 CIC to be used when	______________
ordering Interconnection Trunks:	______________

SCHEDULE 6.3

RATE ELEMENTS UNDER MEET POINT BILLING

Interstate Access - Terminating to or originating from Level 3 Customers

Rate Element	Billing Company

Carrier Common Line	Level 3
Local Switching	Level 3
Interconnection Charge	Level 3
Local Transport Facility/
Tandem Switched Transport Per Mile	Based on negotiated billing percentage (BIP)
Tandem Switching	BA
Local Transport Termination/
Tandem Switched Transport Fixed	BA
Entrance Facility	BA
800 Database Query	Party that performs query

Intrastate Access - Terminating to or originating from Level 3 Customers

Rate Element	Billing Company

Carrier Common Line	Level 3
Local Switching	Level 3
Interconnection Charge	Level 3
Local Transport Facility/
Tandem Switched Transport Per Mile	Based on negotiated billing percentage (BIP)
Tandem Switching	BA
Local Transport Termination/
Tandem Switched Transport Fixed	BA
Entrance Facility	BA
800 Database Query	Party that performs query

SCHEDULE 11.3

ACCESS TO NETWORK INTERFACE DEVICE

          1. Due to the wide variety of NIDs utilized by BA (based on Customer size and environmental considerations), Level 3 may access the Customer’s Inside Wire by any of the following means:

                    (a) Where an adequate length of Inside Wire is present and environmental conditions permit, Requesting Carrier may remove the Inside Wire from BA’s NID and connect that wire to Level 3’s NID;

                    (b) Enter the Customer access chamber or “side” of “dual chamber” NID enclosures for the purpose of extending a connecterized or spliced jumper wire from the Inside Wire through a suitable “punch-out” hole of such NID enclosures;

                    (c) Request BA to make other rearrangements to the Inside Wire terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting party (i.e., Level 3, its agent, the building owner or the Customer).

          2. If Level 3 accesses the Customer’s Inside Wire as described in Paragraph 1(c) above, the Tariffed time and materials charges will be billed to the requesting party (i.e., Level 3, the building owner or the Customer).

          3. In no case shall Level 3 remove or disconnect BA’s loop facilities from BA’s NIDs, enclosures, or protectors.

          4. In no case shall Level 3 remove or disconnect ground wires from BA’s NIDs, enclosures, or protectors.

          5. In no case shall Level 3 remove or disconnect NID modules, protectors, or terminals from BA’s NID enclosures.

          6. Maintenance and control of premises wiring (Inside Wire) is the responsibility of the Customer. Any conflicts between service providers for access to the Customer’s Inside Wire must be resolved by the Customer.

          7. Due to the wide variety of NID enclosures and outside plant environments, BA will work with Level 3 to develop specific procedures to establish the most effective means of implementing this Schedule 11.3.

SCHEDULE 11.4

UNBUNDLED SWITCHING ELEMENTS

Local Switching

                              The unbundled local Switching Elements include Line Side and Trunk Side facilities (.g. line and Trunk Side Ports such as analog and ISDN Line Side Ports and DS1 Trunk Side Ports) plus the features, functions, and capabilities of the switch. It consists of the line-side Port (including connection between a loop termination and a switch line card, telephone number assignment, basic intercept, one primary directory listing, presubscription, and access to 911, operator services, and directory assistance), line and line group features (including all vertical features and line blocking options that the switch and its associated deployed switch software is capable of providing and are currently offered to BA’s local exchange Customers), usage (including the connection of lines to lines, lines to trunks, trunks to lines, and trunks to trunks), and trunk features (including the connection between the trunk termination and a trunk card).

          BA shall offer, as an optional chargeable feature, daily usage tapes. Level 3 may request activation or deactivation of features on a per-port basis at any time, and shall compensate BA for the non-recurring charges associated with processing the order. Level 3 may submit a Bona Fide Request for other switch features and functions that the switch is capable of providing, but which BA does not currently provide, or for customized routing of traffic other than operator services and/or directory assistance traffic. BA shall develop and provide these requested services where technically feasible with the agreement of Level 3 to pay the recurring and non-recurring costs of developing, installing, updating, providing and maintaining these services.

Tandem Switching

          The unbundled tandem Switching Element includes trunk-connect facilities, the basic switching function of connecting trunks to trunks, and the functions that are centralized in Tandem Switches. Unbundled tandem switching creates a temporary transmission path between interoffice trunks that are interconnected at a BA Access Tandem for the purpose of routing a call or calls.

SCHEDULE 12.3

SUPPORT SERVICES FOR RESALE

1.	BA OSS SERVICES

1.1 Definitions

As used in the Schedule 12.3, the following terms shall have the meanings stated below:

1.1.1 “BA Operations Support Systems” means BA systems for pre-ordering, ordering, provisioning, maintenance and repair, and billing.

1.1.2 “BA OSS Services” means access to BA Operations Support Systems functions. The term “BA OSS Services” includes, but is not limited to: (a) BA’s provision of Level 3 Usage Information to Level 3 pursuant to Section 1.3 below; and, (b) “BA OSS Information”, as defined in Section 1.1.4 below.

1.1.3 “BA OSS Facilities” means any gateways, interfaces, databases, facilities, equipment, software, or systems, used by BA to provide BA OSS Services to Level 3.

1.1.4 “BA OSS Information” means any information accessed by, or disclosed or provided to, Level 3 through or as a part of BA OSS Services. The term “BA OSS Information” includes, but is not limited to: (a) any Customer Information related to a BA Customer or a Level 3 Customer accessed by, or disclosed or provided to, Level 3 through or as a part of BA OSS Services; and, (b) any Level 3 Usage Information (as defined in Section 1.1.6 below) accessed by, or disclosed or provided to, Level 3.

1.1.5 “BA Retail Telecommunications Service” means any Telecommunications Service that Bell Atlantic provides at retail to subscribers that are not Telecommunications Carriers. The term “BA Retail Telecommunications Service” does not include any Exchange Access service (as defined in Section 3(16) of the Act, 47 U.S.C. § 153(16)) provided by BA.

1.1.6 “Level 3 Usage Information” means the usage information for a BA Retail Telecommunications Service purchased by Level 3 under this Agreement that BA would record if BA was furnishing such BA Retail Telecommunications Service to a BA end-user retail Customer.

1.1.7 “Customer Information” means CPNI of a Customer and any other non-public, individually identifiable information about a Customer or the purchase by a Customer of, the services or products of a Party.

1.2 BA OSS Services

1.2.1 Upon request by Level 3, BA shall provide to Level 3, pursuant to Section 251(c)(3) of the Act, 47 U.S.C. § 251(c)(3), BA OSS Services.

1.2.2 Subject to the requirements of Applicable Law, BA Operations Support Systems, BA Operations Support Systems functions, BA OSS Facilities, BA OSS Information, and the BA OSS Services that will be offered by BA, shall be as determined by BA. Subject to the requirements of Applicable Law, BA shall have the right to change BA Operations Support Systems, BA Operations Support Systems functions, BA OSS Facilities, BA OSS Information, and the BA OSS Services, from time-to-time, without the consent of Level 3.

1.3 Level 3 Usage Information

1.3.1 Upon request by Level 3, BA shall provide to Level 3, pursuant to Section 251(c)(3) of the Act, 47 U.S.C. § 251(c)(3), Level 3 Usage Information.

1.3.2 Level 3 Usage Information will be available to Level 3 through the following: (a) Daily Usage File on Data Tape. (b) Daily Usage File through Network Data Mover (“NDM”).

1.3.3.1 Level 3 Usage Information will be provided in a Bellcore Exchange Message Interface (“EMI”) format.

1.3.3.2 Daily Usage File Data Tapes provided pursuant to Section 1.3.2(a) above will be issued each day, Monday through Friday, except holidays observed by BA.

1.3.4 Except as stated in this Section 1.3, subject to the requirements of Applicable Law, the manner in which, and the frequency with which, Level 3 Usage Information will be provided to Level 3 shall be determined by BA.

1.5 Access to and Use of BA OSS Facilities

1.5.1 BA OSS Facilities may be accessed and used by Level 3 only to the extent necessary for Level 3’s access to and use of BA OSS Services pursuant to the Agreement.

1.5.2 BA OSS Facilities may be accessed and used by Level 3 only to provide Telecommunications Services to Level 3 Customers.

1.5.3 Level 3 shall restrict access to and use of BA OSS Facilities to Level 3. This Schedule 12.3 does not grant to Level 3 any right or license to grant sublicenses to other persons, or permission to other persons (except Level 3’s employees, agents and contractors, in accordance with Section 1.5.7 below), to access or use BA OSS Facilities.

1.5.4 Level 3 shall not (a) alter, modify or damage the BA OSS Facilities (including, but not limited to, BA software), (b) copy, remove, derive, reverse engineer, or decompile, software from the BA OSS Facilities, or (c) obtain access through BA OSS Facilities to BA databases, facilities, equipment, software, or systems, which are not offered for Level 3’s use under this Schedule 12.3.

1.5.5 Level 3 shall comply with all practices and procedures established by BA for access to and use of BA OSS Facilities (including, but not limited to, BA practices and procedures with regard to security and use of access and user identification codes).

1.5.6 All practices and procedures for access to and use of BA OSS Facilities, and all access and user identification codes for BA OSS Facilities: (a) shall remain the property of BA; (b) shall be used by Level 3 only in connection with Level 3’s use of BA OSS Facilities permitted by this Schedule 12.3; (c) shall be treated by Level 3 as Confidential Information of BA pursuant to subsection 29.4 of the Agreement; and, (d) shall be destroyed or returned by Level 3 to BA upon the earlier of request by BA or the expiration or termination of the Agreement.

1.5.7 Level 3’s employees, agents and contractors may access and use BA OS S Facilities only to the extent necessary for Level 3’s access to and use of the BA OSS Facilities permitted by this Agreement. Any access to or use of BA OSS Facilities by Level 3’s employees, agents, or contractors, shall be subject to the provisions of the Agreement, including, but not limited to, subsection 29.4 thereof and Sections 1.5.6 and 1.6.3.3 of this Schedule 12.3.

1.6 BA OSS Information

1.6.1 Subject to the provisions of this Schedule 12.3 and Applicable Law, BA grants to Level 3 a non-exclusive license to use BA OSS Information.

1.6.2 All BA OSS Information shall at all times remain the property of BA. Except as expressly stated in this Schedule 12.3, Level 3 shall acquire no rights in or to any BA OSS Information.

1.6.3.1 The provisions of this Section 1.6.3 shall apply to all BA OSS Intonation, except (a) Level 3 Usage Information, (b) CPNI of Level 3, and (c) CPNI of a BA Customer or a Level 3 Customer, to the extent the Customer has authorized Level 3 to use the Customer Information.

1.6.3.2 BA OSS Information may be accessed and used by Level 3 only to provide Telecommunications Services to Level 3 Customers.

1.6.3.3 Level 3 shall treat BA OSS Information that is designated by BA, through written or electronic notice (including, but not limited to, through the BA OSS Services), as “Confidential” or “Proprietary” as Confidential Information of BA pursuant to subsection 29.4 of the Agreement.

1.6.3.4 Except as expressly stated in this Schedule 12.3, this Agreement does not grant to Level 3 any right or license to grant sublicenses to other persons, or permission to other persons (except Level 3’s employees, agents or contractors, in accordance with Section 1.6.3.5 below, to access, use or disclose BA OSS Information.

1.6.3.5 Level 3’s employees, agents and contractors may access, use and disclose BA OSS Intonation only to the extent necessary for Level 3’s access to, and use and disclosure of, BA OSS Information permitted by this Schedule 12.3. Any access to, or use or disclosure of; BA OSS Information by Level 3’s employees, agents or contractors, shall be subject to the provisions of this Agreement, including, but not limited to, subsection 29.4 of the Agreement and Section 1.6.3.3 above.

1.6.3.6 Level 3’s license to use BA OS S Information shall expire upon the earliest of: (a) the time when the BA OSS Information is no longer needed by Level 3 to provide Telecommunications Services to Level 3 Customers; (b) termination of the license in accordance with this Schedule 12.3; or (c) expiration or termination of the Agreement.

1.6.3.7 All BA OSS Information received by Level 3 shall be destroyed or returned by Level 3 to BA, upon expiration, suspension or termination of the license to use such BA OSS Information.

1.6.4 Unless sooner terminated or suspended in accordance with the Agreement or this Schedule 12.3 (including, but not limited to, subsection 22.3 of the Agreement and Section 1.7.1 above), Level 3’s access to BA OSS Information through BA OSS Services shall terminate upon the expiration or termination of the Agreement.

1.6.5.1 Without in any way limiting subsection 18.3 of the Agreement, BA shall have the right (but not the obligation) to audit Level 3 to ascertain whether Level 3 is complying with the requirements of Applicable Law and this Agreement with regard to Level 3’s access to, and use and disclosure of BA OSS Information.

1.6.5.2 Without in any way limiting any other rights BA may have under the Agreement or Applicable Law, BA shall have the right (but not the obligation) to monitor Level 3’s access to and use of BA OSS Information which is made available by BA to Level 3 pursuant to this Agreement, to ascertain whether Level 3 is complying with the requirements of Applicable Law and this Agreement, with regard to Level 3’s access to, and use and disclosure of, such BA OSS Information. The foregoing right shall include, but not be limited to, the right (but not the obligation) to electronically monitor Level 3’s access to and use of BA OSS Information which is made available by BA to Level 3 through BA OSS Facilities.

1.6.5.3 Information obtained by BA pursuant to this Section 1.6.5 shall be treated by BA as Confidential Information of Level 3 pursuant to subsection 29.4 of the Agreement; provided that, BA shall have the right (but not the obligation) to use and disclose information obtained by BA pursuant to this Section L6.5 to enforce BA’s rights under the Agreement or Applicable Law.

1.6.6 Level 3 acknowledges that the BA OSS Information, by its nature, is updated and corrected on a continuous basis by BA, and therefore that BA OSS Information is subject to change from time to time.

1.7 Liabilities and Remedies

1.7.1 Any breach by Level 3, or Level 3’s employees, agents or contractors, of the provisions of Sections 1.5 or 1.6 above shall be deemed a material breach of the Agreement. In addition, if Level 3 or an employee, agent or contractor of Level 3 at any time breaches a provision of Sections 1.5 or 1.6 above and such breach continues for more than ten (10) days after written notice thereof from BA, then, except as otherwise required by Applicable Law, BA shall have the right, upon notice to Level 3, to suspend the license to use BA OSS Information granted by Section 1.6.1 above and/or the provision of BA OSS Services, in whole or in part.

1.7.2 Level 3 agrees that BA would be irreparably injured by a breach of Sections 1.5 or 1.6 above by Level 3 or the employees, agents or contractors of Level 3, and that BA shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any such breach. Such remedies shall not be deemed to be the exclusive remedies for any such breach, but shall be in addition to any other remedies available under this Agreement or at law or in equity.

1.8 Relation to Applicable Law

The provisions of Sections 1.5, 1.6 and 1.7 above shall be in addition to and not in derogation of any provisions of Applicable Law, including, but not limited to, 47 U.S.C.

§ 222, and are not intended to constitute a waiver by BA of any right with regard to protection of the confidentiality of the information of BA or BA Customers provided by Applicable Law.

1.9 Cooperation

Level 3, at Level 3’s expense, shall reasonably cooperate with BA in using BA OSS Services. Such cooperation shall include, but not be limited to, the following:

1.9.1 Upon request by BA, Level 3 shall by no later than the fifteenth (15th) day of each calendar month submit to BA reasonable, good faith estimates (by central office or other BA office or geographic area designated by BA) of the volume of each BA Retail Telecommunications Service for which Level 3 anticipates submitting orders in each week of the next calendar month.

1.9.2 Upon request by BA, Level 3 shall submit to BA reasonable, good faith estimates of other types of transactions or use of BA OSS Services that Level 3 anticipates.

1.9.3 Level 3 shall reasonably cooperate with BA in submitting orders for BA Retail Telecommunications Services and otherwise using the BA OSS Services, in order to avoid exceeding the capacity or capabilities of such BA OSS Services.

1.9.4 Level 3 shall participate in cooperative testing of BA OSS Services and shall provide assistance to BA in identifying and correcting mistakes, omissions, interruptions, delays, errors, defects, faults, failures, or other deficiencies, in BA OSS Services.

1.10 BA Access to Information Related to Level 3 Customers

1.10.1 BA shall have the right to access, use and disclose information related to Level 3 Customers that is in BA’s possession (including, but not limited to, in BA OSS Facilities) to the extent such access, use and/or disclosure has been authorized by the Level 3 Customer in the manner required by Applicable Law.

1.10.2 Upon request by BA, Level 3 shall negotiate in good faith and enter into a contract with BA, pursuant to which BA may obtain access to Level 3’s operations support systems (including, systems for pre-ordering, ordering, provisioning, maintenance and repair, and billing) and information contained in such systems, to permit BA to obtain information related to Level 3 Customers (as authorized by the applicable Level 3 Customer), to permit Customers to transfer service from one Telecommunications Carrier to another, and for such other purposes as may be permitted by Applicable Law.

2.	BELL ATLANTIC PRE-OSS SERVICES

2.1 As used in this Schedule 12.3, “BA Pre-OSS Service” means a service which allows the performance of an activity which is comparable to an activity to be performed through a BA OSS Service and which BA offers to provide to Level 3 prior to, or in lieu of, BA’s provision of the BA OSS Service to Level 3. The term “BA Pre-OSS Service” includes, but is not limited to, the activity of placing orders for BA Retail Telecommunications Services through a telephone facsimile communication.

2.2 Subject to the requirements of Applicable Law, the BA Pre-OSS Services that will be offered by BA shall be as determined by BA and BA shall have the right to change BA Pre-OSS Services, from time-to-time, without the consent of Level 3.

2.3 Subject to the requirements of Applicable Law, the prices for BA Pre-OSS Services shall be as determined by BA and shall be subject to change by BA from time-to-time.

2.4 The provisions of Sections 1.5 through 1.9 above shall also apply to BA Pre-OSS Services. For the purposes of this Section 2.4: (a) references in Sections L5 through 1.9 above to BA OSS Services shall be deemed to include BA Pre-OSS Services; and, (b) references in Sections 1.5 through 1.9 above to BA OSS Information shall be deemed to include information made available to Level 3 through BA Pre-OSS Services.

3.	RATES AND CHARGES

                              The prices for the foregoing services shall be as set forth in Section 20.0 of the main body of this Agreement.